UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

GATX CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

TABLE OF CONTENTS

Notice of Annual Meeting of Shareholders
PROXY STATEMENT
PROPOSAL 1 -- ELECTION OF DIRECTORS
COMPENSATION OF EXECUTIVE OFFICERS Compensation Discussion and Analysis
DIRECTOR COMPENSATION
COMPENSATION COMMITTEE REPORT
PROPOSAL 2 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT
SECURITY OWNERSHIP OF MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
BENEFICIAL OWNERSHIP OF COMMON STOCK
SHAREHOLDER PROPOSALS OR NOMINATIONS FOR 2011 ANNUAL MEETING
OTHER INFORMATION
GATX CORPORATION
222 WEST ADAMS STREET
CHICAGO, IL 60606
(312) 621-6200

March 12, 2010

Dear Shareholder:

You are invited to attend our 2010 Annual Meeting of Shareholders on Friday, April 23, 2010, at 9:00 a.m., central time, at The Northern Trust Company, 50 South LaSalle Street, Sixth Floor Assembly Room, Chicago, Illinois. You can find directions and a map to the meeting at the end of the attached Notice of Annual Meeting and Proxy Statement (the “Proxy Statement”). Registration will begin at 8:30 a.m. and refreshments will be served.

The Proxy Statement describes the business to be conducted at the meeting and contains other information concerning GATX that you should be aware of when you vote your shares. The principal business of the meeting will be to elect directors and to ratify the appointment of our independent registered public accounting firm for 2010. We also plan to report on GATX’s results and current outlook.

Whether or not you plan to attend in person, please ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by Internet or by telephone or by signing, dating and returning your proxy card in the enclosed envelope. On behalf of our Board of Directors and management, I would like to thank you for your continued interest in GATX Corporation. We hope you will be able to attend the meeting and look forward to seeing you there.

Very truly yours,

Chairman of the Board,
President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be Held on April 23, 2010.

The Company’s Proxy Statement for the 2010 Annual Meeting of Shareholders, the Annual Report to Shareholders for the year ended December 31, 2009, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 are available at:
 http://bnymellon.mobular.net/bnymellon/gmt.

GATX CORPORATION
222 WEST ADAMS STREET
CHICAGO, IL 60606
(312) 621-6200

Notice of Annual Meeting of Shareholders

To our Shareholders:

The 2010 Annual Meeting of the Shareholders of GATX Corporation will be held at The Northern Trust Company, 50 South LaSalle Street, Sixth Floor Assembly Room, Chicago, Illinois, on Friday, April 23, 2010, at 9:00 a.m., central time, for the following purposes:

1. to elect the nine directors named in the attached proxy statement to serve until the 2011 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

2. to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for GATX Corporation for 2010; and

3. to transact such other business as may properly come before the meeting.

Holders of our common stock and both series of our $2.50 Cumulative Convertible Preferred Stock of record at the close of business on February 26, 2010 will be entitled to vote at the meeting.

Whether or not you plan to attend the meeting in person, it will be appreciated if you will promptly vote, sign, date and return the enclosed proxy. Alternatively, you may vote by telephone or Internet by following the instructions in the enclosed proxy. You may revoke your proxy and vote in person at the meeting if you desire to do so.

By Order of the Board of Directors,

Senior Vice President,
General Counsel and Secretary

March 12, 2010
Chicago, Illinois

GATX CORPORATION
222 WEST ADAMS STREET
CHICAGO, IL 60606
(312) 621-6200

March 12, 2010
PROXY STATEMENT

The accompanying proxy is solicited on behalf of the Board of Directors of GATX Corporation (the “Company”) for use at the Annual Meeting of Shareholders to be held on Friday, April 23, 2010 (the “Annual Meeting”) in accordance with the foregoing notice. This Proxy Statement and accompanying proxy card are being mailed to shareholders on or about March 12, 2010.

Q:	Who is entitled to vote?

A:	All holders of record of the Company’s common stock and both series of $2.50 Cumulative Convertible Preferred Stock as of the close of business on February 26, 2010, are entitled to vote. On that day, approximately 46,276,318 shares of common stock and 17,019 shares of $2.50 Cumulative Convertible Preferred Stock were issued and outstanding and eligible to vote. Each share is entitled to one vote on each matter presented at the Annual Meeting.

Q:	How do I vote?

A:	We offer our registered shareholders three ways to vote, other than by attending the Annual Meeting and voting in person:

• Using the Internet, by following the instructions on the proxy card

• By telephone, using the telephone number printed on the proxy card or

• By mail, using the enclosed proxy card and return envelope

Q:	What does it mean to vote by proxy?

A:	It means that you give someone else the right to vote your shares in accordance with your instructions. In this case, we are asking you to give your proxy to our Chief Executive Officer, Chief Financial Officer and General Counsel (the “Proxyholders”). In this way, you ensure that your vote will be counted even if you are unable to attend the Annual Meeting.

If you give your proxy but do not include specific instructions on how to vote, the Proxyholders will vote your shares in the following manner:

• For the election of the Board’s nominees for director and

• For the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm

Q:	What if I submit a proxy and later change my mind?

A:	If you have given your proxy and later wish to revoke it, you may do so by giving written notice to the Company prior to the Annual Meeting, submitting another proxy bearing a later date (in any of the permitted forms), or casting a ballot in person at the Annual Meeting.

Q:	What happens if other matters are raised at the meeting?

A:	If other matters are properly presented at the meeting, the Proxyholders will have the discretion to vote on those matters for you in accordance with their best judgment. However, the Company’s Corporate Secretary has not received timely and proper notice from any shareholder of any other matter to be presented at the meeting.

Q:	Who will count the votes?

A:	Mellon Investor Services LLC will serve as proxy tabulator and count the votes.

Q:	How is it determined whether a matter has been approved?

A:	Assuming a quorum is present, the approval of the matters specified in the Notice of Annual Meeting will be determined as follows:

• The election of directors will require a plurality of the votes cast and

• Each other matter requires a majority of the votes cast

Q:	What constitutes a quorum?

A:	A quorum is present if shares representing a majority of the votes entitled to be cast are represented in person or by proxy. Broker non-votes, abstentions and shares as to which votes are withheld will be counted for purposes of determining whether a quorum is present.

Q:	What are broker non-votes?

A:	Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the meeting. If that happens, the nominees may vote those shares only on matters deemed “routine” by the New York Stock Exchange, such as the ratification of the appointment of the independent registered public accounting firm. On non-routine matters, such as the election of directors, a shareholder proposal or approval of an equity compensation plan, nominees cannot vote unless they receive voting instructions from beneficial holders, resulting in so-called “broker non-votes.”

Q:	What effect does an abstention have?

A:	Shares as to which votes are withheld or which abstain from voting and broker non-votes will not be counted and thus will not affect the outcome with respect to these matters.

Q:	What shares are covered by the proxy card?

A:	The proxy card covers all shares held by you of record (i.e., registered in your name), including those held in the GATX Stock Fund for participants in the GATX Salaried Employees Retirement Savings Plan and GATX Hourly Employees Retirement Savings Plan.

If you hold your shares through a broker, bank or other nominee, you will receive separate instructions from your broker, bank or other nominee describing how to vote your shares.

If you are a current or former employee of the Company with shares in the GATX Stock Fund as the result of participation in the GATX Salaried Employees Retirement Savings Plan or GATX Hourly Employees Retirement Savings Plan, then your completed proxy card (or vote via the Internet or by telephone) will serve as voting instructions to the plan trustee. The trustee will vote your shares as you direct, except as may be required by the Employee Retirement Income Security Act (ERISA). If you fail to give instructions to the plan trustee, the trustee will vote the shares in the GATX Stock Fund in proportion to the shares for which the trustee timely receives voting instructions. To allow sufficient time for voting by the plan trustee, your voting instructions must be received by April 19, 2010.

Q:	Who pays the cost of this proxy solicitation?

A:	The Company pays the costs of soliciting proxies. The Company has retained Mellon Investor Services LLC to aid in the solicitation of proxies by mail, telephone, facsimile, e-mail and personal solicitation. For these services, the Company will pay Mellon Investor Services a fee of $7,500 plus expenses.

Q:	Is this Proxy Statement the only way that proxies are being solicited?

A:	No. As stated above, the Company has retained Mellon Investor Services LLC to aid in the solicitation of proxy materials. In addition, certain directors, officers or employees of the Company, who will receive no extra compensation for their services, may solicit proxies by telephone, facsimile, e-mail or personal contact.

PROPOSAL 1 — ELECTION OF DIRECTORS

Nine directors are to be elected, each for a term of one year, to serve until the 2011 Annual Meeting of Shareholders or until their successors are elected and qualified. The Board of Directors recommends a vote FOR election of the nominees named below. Unless authority to vote on directors has been withheld, each proxy will be voted for the election of the nominees named below. All of the nominees have consented to serve as directors if elected. If at the time of the Annual Meeting any nominee is unable or declines to serve, the proxies may be voted for any other person who may be nominated by the Board of Directors to fill the vacancy, or the size of the Board may be reduced accordingly.

Nominees For Board of Directors

		Director
Name and Principal Occupation	Age	Since

Anne L. Arvia	46	2009
President, Nationwide Retirement Plans
Richard Fairbanks	69	1996
Chairman, Layalina Productions, Inc.
Deborah M. Fretz	61	1993
President and Chief Executive Officer, Sunoco Logistics Partners, L.P.
Ernst A. Häberli	61	2007
Retired; Former President, Commercial Operations International, The Gillette Company
Brian A. Kenney	50	2004
Chairman, President and Chief Executive Officer of the Company
Mark G. McGrath	63	2005
Retired; Former Director of McKinsey & Company
James B. Ream	54	2008
Senior Vice President, Maintenance and Engineering, American Airlines
David S. Sutherland	60	2007
Retired; Former President and Chief Executive Officer, IPSCO Inc.
Casey J. Sylla	66	2005
Retired; Former Chairman and Chief Executive Officer, Allstate Life Insurance Company

Additional Information Concerning Nominees

Anne L. Arvia was named President of Nationwide Retirement Plans in November 2009. Previously, she served as Chief Executive Officer of Nationwide Bank, a unit of Nationwide Mutual Insurance Company, from September 2006 to November 2009. Ms. Arvia served as President and Chief Executive Officer of ShoreBank, a community development and environmental bank, from February 2001 to August 2006. She joined Shorebank in 1991 as Assistant Controller and was named Chief Financial Officer in 1998. Ms. Arvia is a Certified Public Accountant, serves on the GATX Audit and Governance Committees and qualifies as an Audit Committee Financial Expert. With her experience in various senior management positions in the financial services sector, Ms. Arvia provides valuable expertise on investment and financial matters. Her accounting experience, together with her knowledge of financial reporting rules and regulations, makes her a valued addition to the GATX Audit Committee.

Richard Fairbanks is Chairman of the Board of Layalina Productions, Inc., a non-profit corporation that develops and produces Arabic language programming for licensing to television networks in the Middle East and North Africa. He is also a Counselor at the Center for Strategic & International Studies, a non-profit public policy research institution providing analysis on, and assessment of, the public policy impact of U.S. domestic, foreign and economic policy, international finance and national security issues, having previously served as its President and Chief Executive Officer. Mr. Fairbanks was formerly a U.S. Ambassador at Large. Mr. Fairbanks is also a director of SEACOR Holdings Inc. Mr. Fairbanks is the Chairman of the GATX Governance Committee. As an attorney and a former Chief Executive Officer with many years of senior management experience, Mr. Fairbanks provides substantial expertise in the governance of publicly held corporations. In addition, the Board benefits from Mr. Fairbanks’ perspective on international and regulatory matters arising out of his position as a former U.S Ambassador at Large and his many years in government service and the private practice of law.

Deborah M. Fretz was named President and Chief Executive Officer of Sunoco Logistics Partners, L.P., an owner and operator of refined product and crude oil pipelines and terminal facilities, in October 2001. Ms. Fretz previously served as Senior Vice President, Mid-Continent Refining, Marketing & Logistics, of Sunoco, Inc., an energy company, from December 2000 to October 2001 and Senior Vice President, Lubricants and Logistics, from January 1997 to December 2000. She is also a director of Sunoco Logistics Partners, L.P. Ms. Fretz is Chair of the GATX Compensation Committee and also serves on the Governance Committee. As an experienced Chief Executive Officer and Board member of a publicly held oil transportation and terminaling company, Ms. Fretz has critical insight into operational and management issues. In addition, Ms. Fretz brings a wealth of knowledge about industries that constitute an important part of the Company’s rail customer base.

Ernst A. Häberli retired as President, Commercial Operations International, The Gillette Company in 2004, having served in that position since 2001. Mr. Häberli formerly served as President, North American Tissue Operations and Technology, Executive Vice President and Chief Financial Officer, Senior Vice President, Strategy and on the Board of Directors of Fort James Corporation. Mr. Häberli also served as President of Pet International and in various roles with the Phillip Morris Companies, Inc. and spent six years with the Boston Consulting Group in Europe and the United States. He is the Chair of the GATX Audit Committee, possesses accounting and financial reporting experience, and qualifies as an Audit Committee Financial Expert. With his consulting background and years in senior management roles, Mr. Häberli brings to the Board extensive operational, financial and international business management experience.

Brian A. Kenney was elected Chairman and Chief Executive Officer of the Company in April 2005, having previously been named President of the Company in October 2004. Mr. Kenney previously served as Senior Vice President, Finance and Chief Financial Officer from April 2002 to October 2004 and Vice President, Finance and Chief Financial Officer from October 1999 to April 2002. As the Chief Executive Officer of the Company, Mr. Kenney provides the unique insight and perspective that comes from managing the Company’s business on a day-to day-basis. Mr. Kenney’s extensive financial background and expertise makes him uniquely well-qualified to serve as Chairman of the Board as he provides critical insight into the leasing business and corporate strategies.

Mark G. McGrath retired as a Director of McKinsey & Company, a private management consulting firm, in December 2004, having served in that firm for 27 years. He led the firm’s Americas’ Consumer Goods Practice from January 1998 until December 2003. Mr. McGrath has served as a senior advisor with Broadpoint.Gleacher Securities Group, Inc. (formerly Gleacher Partners LLC), a firm providing strategic advisory services to corporations, in a part-time capacity since January 2005. He is also a director of Aware, Inc. and is a member of the Supervisory Board of Royal Ahold, an international group of supermarket companies. Mr. McGrath serves on the GATX Compensation and Governance Committees. With over 27 years of experience as a management consultant working with companies across a wide range of businesses, Mr. McGrath has a years of experience in developing successful business strategies. He provides a valued perspective on numerous operational and strategic issues facing large public companies. In addition, Mr. McGrath is well-versed in corporate governance, having started the corporate governance practice of McKinsey & Company in the 1990s and having served for several years on the Board of the National Association of Corporate Directors.

James B. Ream was named Senior Vice President, Maintenance and Engineering, of American Airlines in January 2010. Previously, Mr. Ream served as Chief Executive Officer of ExpressJet Holdings, Inc., an operator of regional jets in North America, from July 2001 to January 2010, and President of ExpressJet from October 1999 to January 2010. Prior to joining ExpressJet, Mr. Ream held various positions of increasing responsibility with Continental Airlines and American Airlines where his responsibilities included managing the accounting department at Continental and serving as Managing Director, Financial Planning and Analysis, for American. Mr. Ream was a director of Express Jet Holdings, Inc. from April 2002 to January 2010. Mr. Ream has financial and accounting expertise, serves on the GATX Audit and Compensation Committees and qualifies as an Audit Committee Financial Expert. With years of experience as a senior-level executive, including as the Chief Executive Officer of a public corporation, Mr. Ream provides considerable expertise on strategic, management and operational issues.

David S. Sutherland retired as President and Chief Executive Officer of IPSCO, Inc., a steel producer, in July 2007, having served in that position since January 2002. During his 30-year career with IPSCO, Mr. Sutherland held a number of strategically important roles for the company, including Executive Vice President and Chief Operating Officer from April 2001 to January 2002 and Vice President of Raw Materials and Coil Processing from 1997 to 2001. He also serves as a director of United States Steel Corporation. Mr. Sutherland is a member of the GATX Audit and Compensation Committees. He contributes valuable insights based on his operational, financial and management experience as the former Chief Executive Officer of a publicly-held steel producer. In addition, the Board values Mr. Sutherland’s perspective on market conditions and trends in the steel and manufacturing industries, which are important customers of the Company’s business.

Casey J. Sylla retired on March 31, 2007, as Chairman and Chief Executive Officer of Allstate Life Insurance Company, a principal division of the Allstate Insurance Company, a company offering life insurance, annuities and related retirement and savings products. Mr. Sylla previously served in various strategically important roles at Allstate including President of Allstate Financial Group from 2002 to 2006 and Chief Investment Officer for Allstate Corporation, the holding company for Allstate Insurance Company, from 1995 to 2002. Mr. Sylla is also a director of Northern Funds and Northern Institutional Funds. From December 2003 to August 2007, Mr. Sylla was a director of Spirit Finance Corporation, a real estate finance company. Mr. Sylla currently serves as the GATX Lead Director. He provides substantial management, business and leadership experience based upon his experience as a senior-level executive. The Board also benefits from Mr. Sylla’s perspectives on financial and investment matters due to his senior management experience in the investment and financial business.

Board of Directors

The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Governance Committee. Each committee is composed of directors determined by the Board to be independent in accordance with the New York Stock Exchange (“NYSE”) listing standards. Mr. Sylla serves as Lead Director and, in such capacity, serves as an ex-officio member of each committee of the Board. In that regard, Mr. Sylla does not serve as a member of any particular Board Committee, but may attend such committee meetings as he deems appropriate. During 2009, there were nine meetings of the Board of Directors of the Company. In addition, the Board’s non-management directors generally meet in executive sessions without management before or following each meeting of the Board. The executive session is chaired by the Lead Director.

Each director attended at least 75% of the meetings of the Board and committees (on which he or she served) held while the director was a member during 2009. The Company has adopted a policy strongly encouraging all members of the Board to attend the Annual Meeting of Shareholders. In 2009, all nine directors then serving on the Board attended the Annual Meeting of Shareholders.

The Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics and Code of Ethics for Senior Officers and the charters of each of the standing Board committees are available under Corporate Governance in the Investor Relations section on the Company’s website at www.gatx.com.

Board Independence

The Board of Directors has adopted the GATX Standards for Director Independence set forth in Exhibit A to this Proxy Statement. These standards comply with the independence standards required by the NYSE for listed companies. The Board of Directors has affirmatively determined that each of the following nominees for election to the Board is independent based on the Company’s independence standards, and that each nominee has no other material relationship with the Company relevant to the determination of independence: Anne L. Arvia, Richard Fairbanks, Deborah M. Fretz, Ernst A. Häberli, Mark G. McGrath, James B. Ream, David S. Sutherland and Casey J. Sylla.

Committees of the Board

Audit Committee

The Audit Committee members are Messrs. Häberli (Chair), Ream and Sutherland and Ms. Arvia. The Board of Directors has determined that each current member of the Audit Committee is financially literate and has accounting or related financial management expertise and that Messrs. Häberli and Ream and Ms. Arvia meet the criteria established by the Securities and Exchange Commission (“SEC”) for an “Audit Committee Financial Expert.” The Audit Committee is composed solely of members who are independent in accordance with the NYSE’s rules for independence of audit committee members. During 2009, there were eight meetings of the Audit Committee. The functions of the Audit Committee include retaining or terminating the Company’s independent registered public accounting firm, reviewing and approving (or disapproving) any related person transactions, and preparing the report that SEC rules require be included in the Company’s annual Proxy Statement. The Committee also assists the Board of Directors in oversight of: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the Company’s guidelines and policies with respect to risk assessment and risk management; (iv) the independent registered public accounting firm’s qualifications and independence; and (v) the performance of the Company’s internal audit function and independent registered public accounting firm.

Compensation Committee

The Compensation Committee members are Ms. Fretz (Chair) and Messrs. McGrath, Ream and Sutherland. During 2009, there were seven meetings of the Compensation Committee. The Committee’s functions include: (i) assisting the Board of Directors in the discharge of its responsibilities with respect to compensation of the Company’s directors, officers and executives; (ii) general responsibility for ensuring the appropriateness of the Company’s executive compensation and benefit programs, and the criteria for awards to be issued under such programs; and (iii) preparing the report that SEC rules require be included in the Company’s annual Proxy Statement. The Compensation Committee has engaged Frederic W. Cook & Company, Inc., an independent outside consulting firm, to advise the Committee on matters related to executive and director compensation. Frederic W. Cook & Company, Inc. provides relevant market data, current updates regarding trends in executive and director compensation, and advice on program design. In addition, the Committee’s consultant provides specific recommendations for the Chief Executive Officer’s compensation and advice on the recommendations made by the Chief Executive Officer with respect to the compensation of other executives. The Committee’s consultant attends all Committee meetings and meets independently with the Committee as appropriate. The only services that the compensation consultant performs for the Company are related to executive and director compensation and are primarily in support of decision-making by the Committee.

Governance Committee

The Governance Committee members are Messrs. Fairbanks (Chair) and McGrath and Mesdames Arvia and Fretz. During 2009, there were four meetings of the Governance Committee. The Committee’s functions include: (i) identifying individuals qualified to become Board members and recommending to the Board of Directors a slate of director nominees for election at each annual meeting of the Company’s shareholders; (ii) ensuring that all of the committees of the Board of Directors shall have the benefit of qualified and experienced independent directors; (iii) developing and recommending to the Board of Directors a set of effective corporate governance policies and procedures applicable to the Company; and (iv) reviewing the performance of all members of the Board in their capacities as directors, including attendance and contributions to Board deliberations, and making such recommendations to the Board as may be appropriate.

Board Leadership Structure

In selecting an individual to serve as Chairman of the Board, the Board selects a director whom it believes is the most qualified and appropriate individual to serve as Chairman, whether the director is an outside director or a member of executive management. Currently, Brian A. Kenney, the Company’s Chief Executive Officer, serves as Chairman. The Board believes that Mr. Kenney is the most appropriate individual to serve as Chairman because of his deep knowledge of the Company’s business and strategy, as well as his demonstrated skill and commitment to performing effectively as Chairman of the Board. Having the Chief Executive Officer serve as Chairman provides the Board with a clear understanding of issues facing the Company, which, in turn, promotes effective Board decision-making, alignment on corporate strategy, and accountability of management.

The Company’s Board is structured to promote independence whether or not its Chairman is a member of executive management. The entire Board, with the exception of Mr. Kenney, consists of independent directors, and the Audit, Compensation and Governance Committees all are composed entirely of independent directors. The independent directors on the Board meet after each Board meeting in executive sessions that are not attended by management directors or management.

In addition, under the Company’s Corporate Governance Guidelines, an independent Lead Director is designated each year by the independent directors serving on the Board in order to ensure effective independent oversight of the Board’s governance processes. Currently, Casey J. Sylla serves as Lead Director. The Board has adopted the Terms of Reference for Lead Director, which sets forth the powers and duties of the Lead Director, including the following:

•	Serve as liaison between the outside directors and the Chairman and as a contact person for communications by employees and shareholders with the independent directors

•	In consultation with the Chairman, establish the agenda and schedule for Board meetings and, as appropriate, consult with other independent directors regarding matters to be included on the agenda for any Board meeting

•	Consult with the Chairman in scheduling Board meeting dates

•	Advise the Chairman as to the independent directors’ views on the quality, quantity and timeliness of information from the Company that is necessary for the Board to effectively and responsibly perform its duties

•	With input from the other independent directors, develop the agenda for, and serve as chairman of, the executive sessions of the Board’s independent directors

•	Together with the Compensation Committee and the full Board, evaluate the performance of the Chairman and meet with the Chairman to discuss such evaluation

•	Serve as an ex officio member of each committee of the Board

•	Undertake such additional responsibilities as may be determined from time to time by the other independent directors

Board Role in Risk Oversight

While Company management is responsible for managing risk, the Board and each of its committees plays a role in overseeing the Company’s risk management practices. The full Board is ultimately responsible for risk oversight, and it discharges this responsibility by, among other things, receiving regular reports from Company management concerning the Company’s business and the material risks facing the Company. Each of the Board’s committees also plays a role in risk oversight:

•	Audit Committee. Under the terms of its charter and applicable NYSE rules, the Audit Committee plays a key role in the Board’s risk oversight process. The Audit Committee’s duties include discussing the Company’s guidelines and policies with respect to risk assessment and risk management with Company management, the internal auditors and the independent registered public accounting firm. The Audit Committee also receives regular reports from Company management and discusses with management the steps taken to monitor and control risk exposures. In addition, the Audit Committee reviews all of the Company’s quarterly financial reports, including any disclosure therein of risk factors affecting the Company and its business. The Audit Committee provides regular reports to the full Board on its risk oversight activities and any issues identified thereby.

•	Compensation Committee. The Compensation Committee receives regular reports from its independent compensation consultant and management, as appropriate, concerning the Company’s compensation plans, policies and practices. The Committee also sets performance goals under the Company’s annual bonus and long-term incentive plans. In setting the performance targets and overseeing the Company’s compensation plans, policies and practices, the Compensation Committee regularly considers the risks that may be created and whether any such risks are reasonably likely to have a material adverse impact on the Company. The Compensation Committee provides regular reports to the full Board on the Company’s compensation plans, policies and practices and the Committee’s oversight of compensation-related risks. In 2010, Company management, with input from the Committee and its independent consultant, established and implemented a process to assess potential risks that may be created by the Company’s compensation plans, policies and practices. This compensation risk assessment revealed that the Company’s compensation plans, practices and policies do not create risks that are reasonably likely to have a material adverse effect on the Company. In making this determination, the Company considered the overall mix of compensation for employees as well as the various risk control and mitigation features of its compensation plans, including appropriate performance measures and targets, incentive plan payout maximums and the Company’s recoupment policy and stock retention requirements.

•	Governance Committee. Under its charter, the Governance Committee is responsible, among other things, for developing and recommending to the Board a set of effective corporate governance guidelines and procedures designed to assure compliance with applicable governance standards. The Governance Committee provides regular reports to the Board on its activities.

Through the activities of the Audit, Compensation and Governance Committees, as well as the full Board’s interactions with management concerning the Company’s business and the material risks that may impact the Company, the independent directors on the Board are able to monitor the Company’s risk management process and offer critical insights to Company management.

Related Person Transactions

Related Person Transactions Approval Policy

The Board of Directors has adopted a written policy for the review of related person transactions. The Audit Committee reviews related person transactions in which the Company will be a participant to determine if they are in the best interests of the Company and its shareholders. Financial transactions, arrangements, relationships or any series of similar transactions, arrangements or relationships in which a related person had, or will have, a material interest and that exceed $120,000 are subject to the Audit Committee’s review.

Related persons are directors, director nominees, executive officers, holders of 5% or more of our voting stock and their immediate family members. Immediate family members are spouses, parents, stepparents, mothers-in-law, fathers-in-law, siblings, brothers-in-law, sisters-in-law, children, stepchildren, daughters-in-law, sons-in-law and any person, other than a tenant or employee, who shares the household of a director, director nominee, executive officer or holder of 5% or more of our voting stock.

In reviewing related person transactions, the Audit Committee considers all material factors concerning the particular transaction to determine whether it meets the standard of being in the best interests of the Company and its shareholders. For example, depending on the facts of the particular transaction, these factors may include the benefits to the Company of the transaction, whether comparable products and services can be obtained from unrelated third parties, and whether the transaction is on “arm’s length” terms.

Upon completion of its review, the Audit Committee approves, ratifies or disapproves the related person transaction. In conjunction with any approval or ratification of a transaction, the Audit Committee makes a determination that the transaction does not constitute a conflict of interest pursuant to the Company’s Code of Business Conduct and Ethics.

Shareholder Transaction

As of December 31, 2009, BlackRock, Inc. (including its affiliated entities, “BlackRock”) was the beneficial owner of approximately 6.9% of the Company’s outstanding common stock. BlackRock also provides investment management services to the Company’s pension plans in the United States and in the United Kingdom. During the year ended December 31, 2009, the total fees paid by the Company to BlackRock for investment management services were approximately $150,000. The aggregate amount of the Company’s pension assets under management by BlackRock as of December 31, 2009 was approximately $98 million.

Director and Officer Indemnification and Insurance Arrangements

The Company indemnifies its directors and officers to the fullest extent permitted by the New York Business Corporation Law, as required by the Company’s By-Laws. In addition, the Company has entered into indemnification agreements with each member of the Board of Directors that contractually obligate the Company to provide this indemnification to directors.

As authorized by the New York Business Corporation Law and the Company’s By-Laws, the Company also has purchased insurance policies that provide liability protection for the Company’s directors and officers for claims for which they may not be indemnified by the Company. These policies also provide reimbursement to the Company for indemnification payments made by the Company on behalf of its directors and/or officers subject to policy conditions and exclusions.

Process For Identifying and Evaluating Director Nominees

The Board is responsible for recommending director nominees for election by the shareholders. The Board has delegated the process for screening potential candidates for Board membership to the Governance Committee with input from the Chairman of the Board and Chief Executive Officer. When the Governance Committee determines that it is desirable to add to the Board or fill a vacancy on the Board, the Governance Committee will identify one or more individuals qualified to become members of the Board and recommend them to the Board. In identifying qualified individuals, the Governance Committee will seek suggestions from other Board members and may also retain a search firm for this purpose. The Governance Committee also will consider candidates recommended by shareholders. The Governance Committee will conduct such inquiry into the candidate’s background, qualifications and independence as it believes is necessary or appropriate under the circumstances, and would apply the same standards to candidates suggested by shareholders as it applies to other candidates. Any recommendations by shareholders of director candidates should be submitted to the Governance Committee, c/o Corporate Secretary, GATX Corporation, 222 West Adams Street, Chicago, Illinois 60606. The recommendation must be received not more than 120 and not less than 90 days prior to the first anniversary of the preceding year’s annual meeting and must include all information required by the proxy rules and applicable law. If a submission is in proper form as provided by the Company’s By-Laws, the Governance Committee will apply the same standards to the evaluation of a shareholder nominee as it applies to nominees submitted by others.

The Board of Directors, upon recommendation of the Governance Committee, has determined that all candidates for election to the Board of Directors should possess and have demonstrated the following minimum criteria: (i) the highest level of personal and professional ethics, integrity and values; (ii) an inquisitive and objective perspective; (iii) broad experience at the policy-making level in business, finance, accounting, government or education; (iv) expertise and experience that is useful to the Company and complementary to the background and experience of other Board members, so that an optimal balance and diversity of Board members may be achieved and maintained; (v) broad business and social perspective, and mature judgment; (vi) commitment to serve on the Board for an extended period of time to ensure continuity and to develop knowledge about the Company’s business; (vii) demonstrated ability to communicate freely with management and the other directors, as well as the ability and disposition to meaningfully participate in a collegial decision making process; (viii) willingness to devote the required time and effort to carry out the duties and responsibilities of a Board member; and (ix) independence from any particular constituency, and the ability to represent the best interests of all shareholders and to appraise objectively the performance of management. The Governance Committee and the Board evaluate each candidate in the context of the Board as a whole, with the objective of assembling a group of directors that can effectively address the challenges and risks facing the Company’s business and represent shareholder interests by using its diversity of experience to exercise sound business judgment. In applying the criteria for Board members described above, the Governance Committee and the Board consider diversity to include differences of viewpoint, professional experience, education, skill and other individual qualities and attributes that contribute to an active, effective Board. In this regard, the Board believes that its efforts to achieve diversity on the Board have been effective.

Communication with the Board

Interested parties, including shareholders, may communicate directly with the Board, one or more directors of the Company, including the Lead Director, or the non-management directors of the Company as a group through the office of the Corporate Secretary as follows: (i) by mail addressed to the Board, the non-management directors as a group or one or more directors, c/o Corporate Secretary, GATX Corporation, 222 West Adams Street, Chicago, Illinois 60606; (ii) electronically by sending an e-mail to contactboard@gatx.com; or (iii) anonymously by telephone by calling (888) 749-1947. Communications (other than those deemed in the reasonable judgment of the Corporate Secretary to be inappropriate, such as matters that are patently frivolous) received by the Company addressed to the Board or one or more directors shall be promptly forwarded to the Lead Director and to the Board member or members to whom it was addressed or, if not so specifically addressed, then, depending on the subject matter of the particular communication, to the chair of the appropriate Board committee or to the non-management directors as a group. Any communication not readily identifiable for a particular director or Board committee shall be forwarded to the Chair of the Governance Committee.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

This compensation discussion and analysis describes the material elements of GATX’s compensation program for named executive officers. Further detail is provided for each compensation element in the tables and narratives which follow. The Compensation Committee of the Board of Directors (the “Committee”) oversees the design and administration of the Company’s executive compensation program with the assistance of Frederic W. Cook & Company, Inc., an independent consulting firm retained by the Committee (the “independent consultant”).

Compensation Philosophy and Objectives

The Company’s executive compensation program is structured to provide compensation opportunities that appropriately: (1) reflect the competitive marketplace in which the Company operates, (2) balance executive focus on short- and long-term objectives and (3) align management and shareholder interests. The program has been developed with the following key principles in mind:

•	A significant portion of compensation should be performance-based. Through annual and long-term incentive awards, executives are encouraged to focus attention on a combination of critical strategic and financial goals. The weight placed on each of these should vary from time to time depending on the Company’s strategies and operating environment.

•	On a relative basis, long-term incentive opportunities should be emphasized more heavily than short-term incentive opportunities. The Company invests predominantly in long-lived assets and the outcomes of key decisions are often not realized for several years. Creating long-term economic value should outweigh focus on short-term results.

•	A meaningful equity stake helps ensure that executive and shareholder interests are aligned. This is accomplished through Company stock grants and a mandatory stock retention policy.

Ultimately, the executive compensation program is intended to help communicate and reinforce performance that contributes to business success and shareholder return and to reward executives appropriately when the desired results are achieved.

As shown in the following table, the mix of target total direct compensation (“TDC” or current base salary, target annual incentive and target long-term incentive) for named executive officers is consistent with the principles described above. The table illustrates how TDC is allocated between performance and non-performance based components, how performance-based compensation is allocated between annual and long-term components, and how TDC is allocated between cash and equity components.

TDC Mix

			% of Performance
			Based TDC
	% of TDC that is:		that is:		% of TDC that is:
	Performance		Annual	Long-Term	Cash Based	Equity Based
Name	Based(1)	Fixed(2)	(3)	(4)	(5)	(6)

Brian A. Kenney	76%	24%	31%	69%	47%	53%
James F. Earl	67%	33%	34%	66%	56%	44%
Robert C. Lyons	65%	35%	32%	68%	56%	44%
Deborah A. Golden	57%	43%	38%	62%	65%	35%
Clifford J. Porzenheim	59%	41%	35%	65%	62%	38%

(1)	Target annual plus target long-term incentives / TDC

(2)	Base salary /TDC

(3)	Target annual incentives /Target annual plus long-term incentives

(4)	Target long-term incentives /Target annual plus long-term incentives

(5)	Base salary plus target annual incentives / TDC

(6)	Long-term incentives /TDC

(Note: The figures in the table above are based on salaries and incentive targets in effect as of December 31, 2009, and thus are not intended to match amounts shown in the Summary Compensation Table or the Grant of Plan-Based Awards Table).

Roles and Responsibilities

The Committee and Management

Based on input from the Committee’s independent consultant and the Company’s human resources staff, the Committee makes all decisions with respect to the compensation of the Chief Executive Officer. As part of the Company’s regular compensation review cycles, the Chief Executive Officer typically makes recommendations concerning base salary increases and long-term incentive award grants for the other named executive officers. In addition, from time to time the Chief Executive Officer may recommend a bonus or long-term incentive award to recognize outstanding performance or exceptional contributions by a named executive officer. After reviewing these recommendations, the Committee makes decisions with respect to the compensation of such named executive officers.

As discussed in greater detail below, the Compensation Committee periodically reviews current executive compensation practices, trends and developments using third-party surveys. This review covers substantive compensation elements, including base pay and annual and long-term incentive awards. Based on the review, the Chief Executive Officer makes recommendations to the Committee to increase or decrease target levels for annual bonus and long-term incentive awards for the other named executive officers. The Chief Executive Officer does not participate in, nor is he present during, any discussions of his own compensation. Such discussions occur in executive sessions of the Committee which may include the Committee’s independent consultant. The Committee reviews decisions regarding Chief Executive Officer pay with the other independent directors on the Board.

Independent Consultant

Since 2003, the Committee has utilized the services of Frederic W. Cook & Company, Inc. as an outside independent compensation consultant to review and advise the Committee on the Company’s executive and director compensation plans, programs and policies. The independent consultant also advises the Committee periodically on current trends and best practices and reviews the Committee agendas and supporting materials with management and the Committee Chair in advance of each Committee meeting. The independent consultant attends all meetings of the Committee, including executive sessions at which management is not present. The independent consultant does not provide any compensation-related or other services for the Company except for those services performed on behalf of the Committee or at the Committee’s request.

Recent Changes to Compensation Policies and Practices

In 2009, the Committee conducted a review of the Company’s existing compensation policies and practices in order to ensure they appropriately reflect the Company’s pay-for-performance philosophy notwithstanding uncertainties arising from the current weak economic environment. The Committee, with input from the independent consultant, also reviewed best practices, current trends and recent developments in executive compensation generally and considered their implications for the Company. Based on these reviews, the Committee took the following steps with respect to the Company’s compensation policies and practices:

•	Adopted a recoupment policy in 2009 to enable the Company to recoup compensation paid to executive officers in the event of material restatement of the Company’s financial results

•	Implemented a salary freeze for named executive officers for 2009 and 2010

•	Recommended no increases in compensation payable to the members of the Board of Directors in 2010

•	For the 2009 annual incentive plan, increased the financial performance threshold from 80% to 97% in order to ensure that payments under the plan would be made only if an acceptable level of financial performance was achieved

•	Reduced the 2009 long-term incentive award recommendations by 25% for the executive officers and all other award recipients. This reduction, together with a decline in the Company’s stock price, resulted in an overall reduction of 44% in the grant date fair value of long-term incentive awards granted in 2009 compared to the grant date fair value of the 2008 awards

•	Implemented an annual review of executive and director compensation programs, replacing the Committee’s former practice of conducting a review every other year

•	Modified the Committee’s schedule to consider potential annual incentive and performance share plan designs for the coming year in December, rather than January, in order to provide the Committee additional time to consider plan designs prior to finalizing plan documents

•	Implemented a 12-month base salary review cycle for executive officers, rather than the 18-month cycle that had been the Company’s previous practice, to more effectively link base salary decisions to the executive officer’s performance and the Company’s financial results for the year

•	Modified the Committee’s schedule for long-term incentive award and base salary recommendations for executive officers in order that these recommendations can be considered simultaneously at the first Committee meeting of each year

•	Modified the long-term incentive award agreements prospectively in 2009 to require both a Change of Control event and an executive’s actual or constructive termination before vesting will be accelerated for any outstanding awards

Use of Compensation Survey Data

The executive compensation program has been structured to provide pay opportunities believed to be comparable to the median range of opportunities provided by similarly-sized companies (which are referred to throughout the remainder of this discussion as competitive or market pay levels). Because the Company has relatively few direct peers for which relevant compensation data is available, determining competitive pay levels with precision is not possible. The Company’s human resources staff, with oversight from the Committee’s independent consultant, regularly reviews information on median pay for executives as reported in national compensation surveys published by Hewitt Associates and Towers Perrin for organizations of similar revenue size. This information is considered in pay decisions for named executive officers. Pay decisions are also influenced by the following factors: tenure, skills and experience and the Company’s unique talent requirements.

Compensation Elements

The elements of the Company’s compensation program for named executive officers include:

•	Base salary

•	Annual incentive awards

•	Long-term equity-based incentive awards

•	Retirement, health and welfare benefits

•	Perquisites

•	Change of control severance protection

Base Salary

Base salary helps the Company attract and retain an appropriate caliber of executive talent and provides executives with a degree of financial certainty since base salary is less subject to Company performance risk than most other pay elements. In establishing salary levels, consideration is typically given to market pay levels, the specific responsibilities and experience of the named executive officer, and his or her individual performance.

In 2009, the Compensation Committee replaced an 18-month base salary review cycle for executive officers with a 12-month review cycle. This will allow the Committee to review all of the elements of executive officer compensation at the same time of year and effectively link base salary decisions to the officer’s performance and the Company’s financial results for the year. The base salary review will occur at the Committee’s first meeting in January, and any base salary increases for executive officers will be effective each March 1, coinciding with base salary increases for other GATX salaried employees.

Base salary levels affect other elements in the compensation program because annual incentive opportunities, long-term incentive opportunities and retirement benefits are highly correlated with base pay levels. This effect is intentional and helps ensure that total compensation is lower than market levels for less tenured or underperforming employees, and higher than market for very experienced, proven performers.

In 2009, the named executive officers did not receive any increases to their base salaries. All executive officers will forgo any base salary increases again in 2010.

For named executive officers, salaries represent between 24% (for the Chief Executive Officer) and 43% of TDC, consistent with the Company’s philosophy that the majority of compensation to named executive officers should be performance based.

Annual Incentive Awards

Named executive officers are eligible to receive annual incentive awards under the GATX Cash Incentive Compensation Plan (the “CICP”) based on the extent to which pre-established financial performance goals are achieved. The CICP was approved by shareholders in 2004. Under the CICP, the maximum possible incentive award payable to each named executive officer has been established as 0.75% of Total Gross Income Less Total Ownership Costs as each are reported in the Company’s financial statements. At the end of each year, the Committee certifies the level of actual performance on this measure and may reduce, but not increase, the annual award based upon underlying metrics communicated to each participant at the beginning of the year.

Annual incentive awards are the primary element in the total compensation program under which named executive officers and all other salaried employees are rewarded for the achievement of annual operating profitability goals. The Committee assesses actual performance results with this in mind and may exclude all or a portion of the impact of events unrelated to operating performance from the computation of results for incentive purposes, and/or modify the performance goals against which actual results are compared. The Committee may also make adjustments for other reasons including unusual or strategic events such as restructurings, acquisitions or divestitures. Thus, the results on which annual incentives are based may differ from results reported in the Company’s financial statements. Such adjustments may increase or decrease the size of incentives otherwise payable.

The basis on which financial performance is measured may vary from year to year in accordance with the Company’s objectives. Performance has typically been measured against budgeted financial performance, with budgeted performance generally representing the level for which target award opportunities are paid. Financial performance has most often been expressed in terms of consolidated net income since the annual plan is intended to provide a strong incentive for profitability and cost control. In 2009, incentives to all named executive officers were based solely on the Company’s financial performance.

Target incentive opportunities for named executive officers are expressed as a percentage of base salary and reflect typical competitive opportunities. The percentage of target incentive opportunities payable at various levels of financial performance is governed by a schedule approved by the Committee each year after reviewing recommendations made by management. The level of financial performance required for the payment of maximum incentive opportunities is established based on the Committee’s assessment of the level of performance that shareholders would likely consider superior in view of general economic conditions and the economic outlook for the Company and its industry in particular. This process is essentially reversed to establish the threshold performance level, defined as the level of financial performance below which no incentive is payable.

For 2009,

•	Target incentive opportunities ranged from 50% to 100% of base salary, and each named executive officer could earn from 0% to 170% of his or her target opportunity, depending on actual financial performance against goals.

•	Financial performance was based on consolidated net income, which was $81.4 million, representing 54% of budgeted consolidated net income, resulting in no incentive payouts. For additional information regarding 2009 annual incentive plan for the named executive officers, including the specific numerical levels of performance required for target, maximum and threshold incentive payouts, please see the Narrative Discussion Related to the Summary Compensation Table and Grants of Plan-Based Awards Table.

Long-Term Equity-Based Incentive Awards

Long-term equity-based incentive opportunities are provided each year to named executive officers and other employees pursuant to the GATX Corporation 2004 Equity Incentive Compensation Plan (the “EICP”). A variety of different award types may be granted under the EICP, including stock options, stock appreciation rights (“SARs”), performance shares or units and restricted stock. Long-term incentive compensation helps the Company attract and retain qualified executives, reward the achievement of the Company’s long-term objectives, encourage ownership of the Company’s stock, and promote a close identity of interests between the Company’s management and its shareholders. Target long-term incentive opportunities are established for named executive officers in accordance with typical competitive opportunities and are expressed as a percentage of the midpoint of the officer’s base salary range.

Since 2006, the value of the primary total long-term incentive award to each named executive officer has been split approximately equally between stock-settled SARs and performance shares. This combination of grant types was chosen because it focuses attention on total shareholder return and on specific financial goals, both of which are essential to the Company’s long-term success.

•	SARs — SARs are granted to align the interests of the Company’s named executive officers and other employees with its shareholders. SARs are granted at a price equal to the average of the high and low prices of the Company’s common stock on the date of grant as approved by the Committee. Because total shareholder return is comprised of stock price appreciation and dividends, dividend equivalents are attached to SAR grants. While paying dividend equivalents is not a practice adopted by most companies, rewarding both components of shareholder return better aligns management and shareholder interests. Dividend equivalents accrue until vesting and are paid in cash thereafter until the SAR is exercised or expires. Because the value of dividend equivalents is fully factored into the determination of grant size, recipients receive no additional compensation; awards are correspondingly smaller than they would be if dividend equivalents were not attached because the value of each share is higher.

•	Performance Shares — The purpose of performance shares is to focus attention on and to reward the achievement of the Company’s long-term financial and strategic objectives. Performance share awards operate similarly to annual incentive awards in many respects. The primary differences are the length of the performance period, the link to the Company’s stock price, and the form of payment. In the case of performance shares, the Committee establishes the goals for which the performance shares may be earned at the beginning of a multi-year rather than annual performance period. The length of the performance period is typically three years. A percentage ranging from 0% to 200% of the performance shares initially awarded is earned based on the extent to which the multi-year goals are achieved. The value of each earned performance share equals the price of one share of the Company’s common stock at the end of the performance period, with payment for earned performance shares made in the form of Company common stock rather than cash.

Under the EICP, the Committee determines the maximum number of performance shares that may be earned if a specified level of Total Gross Income Less Total Ownership Costs ($450 million per year for the 2009-2011 performance period) is attained. The Committee determines whether or not this goal has been met at the end of the performance period. If the goal has not been met, the entire performance share award is cancelled. If the goal has been met, the Committee may reduce, but not increase, the number of performance shares otherwise payable based on the achievement of long-term performance objectives communicated to participants at the beginning of the relevant performance period, which is generally a three-year period.

The Committee may make adjustments to the goals or to the computation of actual performance against those goals. Fewer adjustments are expected to be made with respect to factors affecting long-term incentives than annual incentives, but adjustments are occasionally necessary to reflect circumstances or events impossible to anticipate at the time the goals are set such as acquisitions or divestitures or changes in accounting or tax regulations; such adjustments may serve to increase or decrease the number of performance shares that would otherwise be earned. Accumulated dividend equivalents are paid on the number of performance shares earned at the end of the performance period.

2009 Long-Term Incentive Grants:  For 2009, long-term incentive grants to the Chief Executive Officer and the other named executive officers consisted of SARs and performance shares, weighted equally. However, as noted above, due to uncertain economic conditions in early 2009, the Committee reduced long-term incentive grant values by 25% to avoid (1) windfall awards at such an unusually low stock price and (2) high dilution and run rates against the EICP pool of GATX shares.

As in past years, the actual number of performance shares awarded was determined by dividing the performance share award value by the average closing prices of GATX stock on the four Fridays immediately preceding the Committee meeting at which the grant was awarded. The same calculation is used to determine the number of SARs awarded but the average closing price is then adjusted by a Black-Scholes value. Due to a decline in the Company’s stock price in early 2009, in addition to the 25% award reduction approved by the Committee noted above, the grant date fair values for both the performance share and SAR awards reported in the Summary Compensation and the Grants of Plan Based Awards Tables represent a reduction of approximately 44% of target award values versus 2008 levels.

The percentage of the initial performance share grant that will be earned by each named executive officer is based on performance from 2009 to 2011. Performance goals for this period were established on two equally weighted measures: consolidated average return on equity and consolidated cumulative investment volume. These measures reflect the Company’s objectives for sustained profitability and growth. Because the Company invests in long-lived assets, the quality of investment decisions is an important component in the Company’s long-term success. All investments are made pursuant to the Company’s investment policy. The numerical goals established on both performance measures, the definition of the measures, and the percentage of the initial grant of performance shares that is payable at the threshold, target and maximum levels of actual performance are shown in the Equity-Based Long-Term Incentives section of the Narrative Discussion Related to the Summary Compensation Table and the Grants of Plan-Based Awards Table.

2007 — 2009 Performance Share Payouts:  In 2009, the 2007 to 2009 performance share period concluded. Each target award was based 50 percent on a 3-year consolidated return on equity goal and 50 percent on a 3-year cumulative consolidated investment volume goal. The 3-year average consolidated return on equity for the period was 14.2% versus a goal of 15.0%, and 3-year cumulative consolidated investment volume was $1,935 million versus a goal of $2,274 million. Based on the results, performance share payouts were 74.0% of target incentive awards. These awards were made in accordance with the provisions of the plan as established at the beginning of the period. For details regarding the 2007 to 2009 performance share payments to the named executive officers, please see the Option Exercises and Shares Vested Table.

Grant Policies:  The grant date for regular long-term incentive awards in 2009 was the date of the Committee’s March 4, 2009 meeting. However, in 2010 and going forward, any future long-term awards will be granted at the Committee’s first meeting of each calendar year. Off-cycle grants (if any) to newly hired or promoted employees will continue to be made on the last trading date of the month following the hire or promotion date and Committee approval of the award. SAR grants to named executive officers are made at the same time as they are made to other employees. SARs vest ratably over a three-year period and expire after seven years. Restricted stock that has only time-based vesting requirements is granted to named executive officers on a limited basis only. The Company has no program, plan or practice to time SAR grants to named executive officers or any other employees in coordination with the release of material non-public information.

Retirement, Health and Welfare Benefits

The Company sponsors a standard array of retirement, health and welfare benefits. Retirement programs include both a 401(k) and defined benefit pension program as well as a supplemental plan intended solely to restore pension benefits limited by law to the level specified by formula in the qualified pension plan applicable to all salaried employees. The pension and 401(k) programs are intended to supplement employees’ personal retirement savings and social security benefits. Health and welfare benefits include medical, dental, vision, life and disability insurance. These programs provide protection against catastrophic loss and encourage health maintenance.

Named executive officers participate in the same programs and on the same basis as other salaried employees. No retirement, savings, medical, disability or other insurance program or arrangement exists which provides benefits to named executive officers in excess of those provided generally, with the amount of benefits under certain of those programs corresponding to the employee’s years of service and compensation level.

Perquisites

Consistent with the Company’s desire to minimize status-oriented compensation elements, the only perquisites provided to named executive officers are automobile and financial counseling allowances. For 2010, automobile allowances have been suspended.

Change of Control Severance Agreements

Each named executive officer has entered into an Agreement of Employment Following a Change of Control which provides certain benefits should employment be terminated following a change of control (“COC”). This protection is provided for competitive reasons and to ensure the stability, continuity and impartiality of our executives in a COC situation. The level of protection provided is intended to be similar to that provided by similarly-sized organizations.

The Agreements are “double-trigger” agreements, meaning that benefits are payable only if a COC occurs and the executive’s employment is terminated or constructively terminated as a result. Key terms under the Agreements applicable in 2009 are summarized in the Narrative Discussion Regarding Potential Payments Upon Termination or COC. Treatment of all long-term incentive awards in the event of a COC is governed not by the Agreements but rather by the EICP and related grant agreements, which are applicable to all employees who receive long-term incentive awards. In 2009, all EICP grant agreements were modified prospectively to require both a COC event and an executive’s actual or constructive termination before vesting will be accelerated for any outstanding long-term incentive awards.

Stock Retention Requirements

To underscore the importance of stock ownership, the Company has established stock retention requirements for named executive officers and other members of senior management. The requirements specify that 50% of the after-tax profit realized from Company equity awards be retained in shares of Company stock until the employee owns stock equal in value to a multiple of salary based on his or her position. The multiple is 5.0 times salary for the Chief Executive Officer and 2.5 times salary for other named executive officers.

As of February 1, 2010, the named executive officers had achieved the following percentages of their respective stock retention requirements: Mr. Kenney — 45%; Mr. Earl — 81%; Mr. Lyons — 67%; Ms. Golden — 35%; and Mr. Porzenheim — 133%.

Recoupment Policy

In 2009, the Board of Directors adopted a recoupment policy, which provides that in the event of a material restatement of the Company’s financial results, the Board, or a Committee designated by the Board, will review the facts and circumstances that led to the requirement for the restatement and will take such actions as it deems necessary or appropriate. The Board will consider whether any executive officer received excess compensation due to the fact that the original financial statements were incorrectly presented. The Board also will consider the accountability of any executive officer whose acts or omissions were responsible in whole or in part for the events that led to the restatement and whether such acts or omissions constituted misconduct.

The actions the Board may elect to take against a particular executive officer, depending on all the facts and circumstances as determined during their review, could include (i) the recoupment of all or part of any bonus or other compensation paid to the executive officer that was based upon the achievement of financial results that were subsequently restated, (ii) disciplinary actions, up to and including termination and/or (iii) the pursuit of other available remedies, including, but not limited to, canceling stock-based awards.

For purposes of the recoupment policy, the term “executive officers” means executive officers according to the Securities Exchange Act of 1934, as amended.

Regulatory Considerations

The Company’s incentive compensation programs have been designed and administered in a manner generally intended to preserve federal income tax deductions. All of the Company’s incentive and equity compensation programs, severance plans and change of control agreements are administered in compliance with federal tax rules affecting nonqualified deferred compensation. In addition, the Company considers the tax and accounting consequences of utilizing various forms of compensation when adopting new compensation programs or modifying existing programs.

Summary Compensation Table

							Change in
							Pension Value
							and
						Non-Equity	Non-Qualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	($)	($)(1)(2)	($)(1)	($)(4)	($)(5)	($)(6)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Brian A. Kenney	2009	875,000	0	561,756	542,943	0	747,724	32,050	2,759,473
Chairman of the Board,	2008	833,333	0	1,043,420	804,436	1,366,674	260,041	27,300	4,335,204
President and Chief	2007	750,000	0	1,052,228	868,933	944,250	176,196	27,540	3,819,147
Executive Officer

Robert C. Lyons	2009	365,000	0	133,848	129,307	0	175,692	21,725	825,572
Senior Vice President and	2008	365,000	0	204,007	157,495	359,160	52,955	22,500	1,161,117
Chief Financial Officer	2007	310,833	0	372,334(3)	143,383	204,519	43,457	22,350	1,096,876

James F. Earl	2009	525,000	0	201,955	195,430	0	516,656	22,950	1,461,991
Executive Vice President	2008	508,333	0	287,840	221,705	583,568	164,448	22,500	1,788,394
and Chief Operating Officer	2007	475,000	0	248,378	205,573	383,668	95,230	22,350	1,430,199

Deborah A. Golden	2009	349,000	0	86,528	83,756	0	90,135	22,950	632,369
Senior Vice President,	2008	333,167	0	132,047	101,766	273,198	36,409	22,500	899,087
General Counsel and	2007	323,333	0	322,938(3)	101,923	193,403	42,603	22,350	1,006,550
Secretary

Clifford J. Porzenheim	2009	300,000	0	80,275	77,144	0	117,641	22,950	598,010
Senior Vice President,	2008	291,667	0	132,047	101,766	239,168	32,583	22,500	819,731
Strategic Growth

(1)	For awards made pursuant to the GATX 2004 Equity Incentive Compensation Plan, the amounts shown reflect the dollar amount of the grant date fair value of the awards granted in the years shown, in accordance with Accounting Standards Codification (“ASC”) Topic No. 718, Compensation — Stock Compensation. Assumptions used to calculate these amounts are included in the Notes to the Company’s audited financial statements included in the Company’s Annual Reports on Form 10-K for fiscal years ended December 31, 2009, December 31, 2008, and December 31, 2007.

(2)	For performance share awards, the amounts shown reflect the grant date fair value of the performance share awards at target payout for the years shown, and the amounts shown for Mr. Lyons and Ms. Golden in 2007 also include the grant date fair value of restricted stock awards granted to those two executives in 2007. The grant date fair value of the performance share awards for 2009, 2008 and 2007, respectively, assuming the highest level of performance (i.e., 200% of target) are as follows: Mr. Kenney ($1,123,512, $2,086,840 and 2,104,456); Mr. Lyons ($267,696, $408,014 and $347,346); Mr. Earl ($403,910, $575,680 and $496,756); Ms. Golden ($173,056, $264,094 and $248,844); and Mr. Porzenheim for 2009 and 2008 ($160,550 and $264,094).

(3)	The stock award value includes an award of restricted stock to each of Mr. Lyons and Ms. Golden having a grant date fair value of $198,516.

(4)	The amounts shown reflect the annual incentive awards earned under the GATX Cash Incentive Compensation Plan by the named executive officers for the years shown.

(5)	The change in pension value reflects the increase in the present value of the accumulated pension benefit during the years shown. The present value of the accumulated pension benefit as of December 31, 2009, and the assumptions used in the calculation of that value are shown in the Pension Benefits Table. The December 31, 2008, and December 31, 2007, present values were determined using the same assumptions except that the interest rates used for discounting under ASC Topic No. 715, Compensation — Retirement Benefits, were 6.90% for 2008 and 6.40% for 2007.

(6)	In 2009, the amounts shown reflect (i) matching contributions made to the Company’s Salaried Employees Retirement Savings Plan for each named executive officer ($7,350), except for Mr. Lyons ($6,125), (ii) car allowances for each named executive officer and (iii) financial counseling services for Mr. Kenney. For all periods presented, this column excludes dividends on performance shares and restricted stock held by the named executive officers because such dividends are included in the grant date fair value amounts for stock awards as reported in columns (e) and (f) above and columns (l) and (m) of the Grants of Plan-Based Awards Table.

Grants of Plan-Based Awards

								All Other	All Other
								Stock	Option
								Awards:	Awards:	Exercise		Grant Date
		Estimated Possible Payouts			Estimated Future Payouts			Number of	Number of	or Base		Fair Value
		Under Non-Equity Incentive			Under Equity Incentive Plan			Shares of	Securities	Price of	Closing Price	of Stock
		Plan Awards(1)			Awards(2)			Stock or	Underlying	Option	on Date of	& Option
		Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Grant	Awards
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)(3)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)

Brian A. Kenney	1/1/2009	218,750	875,000	1,487,500
	3/4/2009								73,900	16.685	16.90	542,943
	3/4/2009				8,310	33,240	66,480					561,756
Robert C. Lyons	1/1/2009	54,750	219,000	372,300
	3/4/2009								17,600	16.685	16.90	129,307
	3/4/2009				1,980	7,920	15,840					133,848
James F. Earl	1/1/2009	91,875	367,500	624,750
	3/4/2009								26,600	16.685	16.90	195,430
	3/4/2009				2,988	11,950	23,900					201,955
Deborah A. Golden	1/1/2009	43,625	174,500	296,650
	3/4/2009								11,400	16.685	16.90	83,756
	3/4/2009				1,280	5,120	10,240					86,528
Clifford J. Porzenheim	1/1/2009	37,500	150,000	255,000
	3/4/2009								10,500	16.685	16.90	77,144
	3/4/2009				1,188	4,750	9,500					80,275

(1)	The amounts shown reflect target, threshold and maximum annual incentive payouts for 2009 under the Cash Incentive Compensation Plan based on the achievement of consolidated net income goals. Threshold amounts represent 25% of target based on the financial goal threshold.

(2)	The amounts shown reflect the number of performance shares granted in 2009 under the 2004 Equity Incentive Compensation Plan. The percentage of the performance share grant that will be earned is based on the achievement of GATX consolidated average return on equity and three-year cumulative investment volume goals.

(3)	The amounts shown reflect the number of SARs granted in 2009 under the 2004 Equity Incentive Compensation Plan.

Narrative Discussion Related to the Summary Compensation Table and
Grants of Plan-Based Awards Table

Annual Incentive Awards

In 2009, named executive officers were eligible for annual incentive awards based solely on financial performance goals measured in terms of GATX consolidated net income. The target incentive awards were payable at $151.6 million, or 100% of budgeted consolidated net income. Threshold and maximum incentive awards (25% and 170% of target awards) were payable at 97% and 115% or more, respectively, of budgeted consolidated net income.

Based on individual targets and on actual consolidated net income as described in the Compensation Discussion and Analysis, no incentive payouts were made in 2009 under the Corporate Officer Incentive Plan as shown in column (g) of the Summary Compensation Table. GATX consolidated net income achievement of 54% of budget fell below the threshold for any payout.

Equity-Based Long-Term Incentives

In 2009, equity-based long-term incentive awards consisted of stock-settled stock appreciation rights (SARs) and performance shares.

SARs have a seven year term and vest in three equal annual installments beginning on the first anniversary of the grant date. The grant price is based on the average of the high and low prices of GATX common stock on the date of grant. Dividend equivalents accrue on SAR grants and are paid upon vesting and each quarter thereafter until the SARs are exercised or expire. The SARs granted to the named executive officers on March 4, 2009, will vest in three equal annual installments on March 4 of 2010, 2011 and 2012.

The number of SARs awarded in 2009 and their grant date fair value are shown in columns (j) and (k), respectively, in the Grants of Plan-Based Awards Table. The grant date fair values of SAR awards granted in 2009, 2008 and 2007 shown in column (f) of the Summary Compensation Table.

Performance shares are earned based on the extent to which pre-established goals on two independent performance measures, each of which is weighted at 50%, are achieved over a three-year performance period ending on December 31, 2011. The measures are Average Return on Equity or ROE (defined as the sum of consolidated net income divided by average equity excluding changes in accumulated other comprehensive income from equity for each year in the performance period divided by three) and Cumulative Investment Volume or CIV (defined as the sum of consolidated cumulative GAAP basis portfolio investments and capital additions as reported on the Company’s audited balance sheet for each year in the performance period). The number of performance shares earned at the end of the performance period ranges from 0% to 200% of the initial target grant. For the ROE component, the 2009 target grant is earned if average ROE is 12.0%. The threshold and maximum number of performance shares (25% and 200% of the target grant) are earned if ROE averages 10.0% and 15.0% or more, respectively. For the CIV component, the 2009 target grant is earned if CIV is $2.25 billion. The threshold and maximum numbers are earned if CIV is $1.00 billion and $3.75 billion or more, respectively. Dividend equivalents accrue throughout the performance period and are paid on the number of performance shares earned at the end of the performance period.

The grant date fair values of performance shares granted in 2009, 2008 and 2007 are shown in column (e) of the Summary Compensation Table. In 2007, for Mr. Lyons and Ms. Golden, column (e) includes the grant date fair value of their performance shares, which was $173,818 and $124,422, respectively. For each of Mr. Lyons and Ms. Golden, column (e) for 2007 also includes $198,516, which was the grant date fair value of restricted stock awards granted to these executives to recognize their contributions to the successful divesture of the Company’s Air business segment in 2006. The number of performance shares granted in 2009 that may be earned at target, threshold and maximum levels is shown in columns (g), (f) and (h), respectively of the Grants of Plan-Based Awards Table.

Outstanding Equity Awards at Fiscal Year-End

										Equity
									Equity	Incentive
									Incentive	Plan
									Plan	Awards:
									Awards:	Market
				Equity					Number	Or Payout
				Incentive					Of	Value Of
				Plan			Number		Unearned	Unearned
				Awards:			Of	Market	Shares,	Shares,
				Number			Shares	Value Of	Units	Units Or
	Number Of	Number Of		Of			Or Units	Shares	Or Other	Other
	Securities	Securities		Securities			Of Stock	Or Units	Rights	Rights
	Underlying	Underlying		Underlying			That	Of Stock	That	That
	Unexercised	Unexercised		Unexercised	Option		Have	That	Have	Have
	Options	Options		Unearned	Exercise	Option	Not	Have Not	Not	Not
	(#)	(#)		Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)	($)	(#)	($)(7)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)	(J)

Brian A. Kenney	0	73,900	(1)		16.6850	3/4/2016			33,240 (4)	955,650
	22,133	44,267	(2)		36.3950	2/28/2015			29,000 (5)	833,750
	33,533	16,767	(3)		46.7500	3/8/2014
	31,100				38.6250	3/10/2013
	30,600				32.6450	3/25/2012
	16,400				24.3650	8/6/2011
	20,000				24.1700	7/26/2012
	20,000				31.7350	4/26/2012
	25,000				39.1450	7/27/2011
	1,590				45.0625	1/26/2011
	21,000				30.4688	3/10/2010
	2,278				28.6875	1/28/2010
Robert C. Lyons	0	17,600	(1)		16.6850	3/4/2016			7,920 (4)	227,700
	4,333	8,667	(2)		36.3950	2/28/2015			5,670 (5)	163,013
	5,533	2,767	(3)		46.7500	3/8/2014	4,260 (6)	122,475
	7,800				38.6250	3/10/2013
	7,700				32.6450	3/25/2012
	3,700				24.3650	8/6/2011
	4,000				24.1700	7/26/2012
	4,000				31.7350	4/26/2012
	3,500				39.1450	7/27/2011
	3,500				30.4688	3/10/2010
James F. Earl	0	26,600	(1)		16.6850	3/4/2016			11,950 (4)	343,563
	6,100	12,200	(2)		36.3950	2/28/2015			8,000 (5)	230,000
	7,933	3,967	(3)		46.7500	3/8/2014
	7,800				38.6250	3/10/2013
	8,100				32.6450	3/25/2012
	10,300				24.3650	8/6/2011
	17,500				21.8500	8/1/2013
	6,250				24.1700	7/26/2012
	6,250				31.7350	4/26/2012
	8,300				39.1450	7/27/2011
	2,500				45.0625	1/26/2011
Deborah A. Golden	0	11,400	(1)		16.6850	3/4/2016			5,120 (4)	147,200
	2,800	5,600	(2)		36.3950	2/28/2015			3,670 (5)	105,513
	3,933	1,967	(3)		46.7500	3/8/2014	4,260 (6)	122,475
	5,200				38.6250	3/10/2013
Clifford J. Porzenheim	0	10,500	(1)		16.6850	3/4/2016			4,750 (4)	136,563
	2,800	5,600	(2)		36.3950	2/28/2015			3,670 (5)	105,513
	3,533	1,767	(3)		46.7500	3/8/2014
	4,000				38.6250	3/10/2013
	4,600				32.6450	3/25/2012
	5,100				24.3650	8/6/2011
	14,000				21.8500	8/1/2013
	4,500				31.7350	4/26/2012
	7,000				39.1450	7/27/2011
	3,497				45.0625	1/26/2011

(1)	Stock appreciation rights will vest in three equal annual installments on 3/4/2010, 3/4/2011 and 3/4/2012.

(2)	50% of the unexercisable stock appreciation rights will vest on 3/1/2010 and the remainder will vest on 3/1/2011.

(3)	100% of the unexercisable stock appreciation rights will vest on 3/8/2010.

(4)	The amounts shown reflect the number of target performance shares granted in 2009. A portion of this number (ranging from 0 to 200%) will be earned subject to the achievement of specified performance objectives and will vest on 12/31/2011.

(5)	The amounts shown reflect the number of target performance shares granted in 2008. A portion of this number (ranging from 0 to 200%) will be earned subject to the achievement of specified performance objectives and will vest on 12/31/2010.

(6)	The amount shown reflects the restricted stock grant made in 2007 that will vest on 3/8/2010.

(7)	Market value of restricted stock and performance shares is based on a 12/31/2009 closing price of $28.75.

Option Exercises and Stock Vested

			Stock Awards
	Option Awards		Number
	Number		Of
	Of	Value	Shares	Value
	Shares	Realized	Acquired	Realized
	Acquired On	On	On	On
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)(1)	(e)

Brian A. Kenney	0	0	16,715	437,181
Robert C. Lyons	0	0	2,761	72,214
James F. Earl	0	0	3,946	103,208
Deborah A. Golden	0	0	1,976	51,682
Clifford J. Porzenheim	0	0	1,777	46,477

(1)	Reflects the number and value of performance shares granted under the 2007-2009 Performance Plan as described in the Compensation Discussion and Analysis. Although the plan performance was determined after calendar year-end on January 28, 2010, the amounts are reported in the table above (and not in the Outstanding Equity Awards at Fiscal Year-End table) to reflect the actual value earned in 2009 for the 2007-2009 performance period.

Pension Benefits

		Number of	Present
		years	Value of	Payments
		credited	Accumulated	during last
Name	Plan Name	service (#)	Benefit($)	fiscal year($)
(a)	(b)	(c)	(d)(1)(2)	(e)

Brian A. Kenney	GATX Non-Contributory Pension Plan for Salaried Employees	14.2	222,117	0

	GATX Supplemental Retirement Plan	14.2	1,431,081	0
Robert C. Lyons	GATX Non-Contributory Pension Plan for Salaried Employees	13.3	152,948	0
	GATX Supplemental Retirement Plan	13.3	252,573	0
James F. Earl	GATX Non-Contributory Pension Plan for Salaried Employees	21.9	383,318	0
	GATX Supplemental Retirement Plan	21.9	1,128,958	0
Deborah A. Golden	GATX Non-Contributory Pension Plan for Salaried Employees	4.0	79,857	0
	GATX Supplemental Retirement Plan	4.0	113,207	0
Clifford J. Porzenheim	GATX Non-Contributory Pension Plan for Salaried Employees	13.3	158,458	0
	GATX Supplemental Retirement Plan	13.3	174,629	0

(1)	Includes amounts which the named individuals may not currently be entitled to receive because such amounts are not vested.

(2)	Named executive officers may also qualify for reduced early retirement benefits as described in the narrative below.

The present value of accumulated benefit is calculated as the amount payable at fully unreduced retirement age (age 65) using December 31, 2009, ASC Topic No. 715, Compensation — Retirement Benefits, disclosure assumptions (5.70% interest rate, RP-2000 Combined Healthy Mortality Table projected to 2010 by scale AA). Lump sums are valued at age 65 using the IRS three-segment lump sum rates and are then discounted back from age 65 to December 31, 2009 at 5.70%.

Narrative Discussion Related to Pension Benefits Table

Named executive officers participate in the Company’s Non-Contributory Pension Plan for Salaried Employees (the “Pension Plan”) covering salaried employees of the Company and its domestic subsidiaries. Vesting requires five years of service. Subject to certain limitations imposed by law, pensions are based on years of service and average monthly compensation during: (i) the five consecutive calendar years of highest compensation during the last 15 calendar years preceding retirement or the date on which employment terminates or (ii) the 60 consecutive calendar months preceding retirement or the date on which employment terminates, whichever is greater. Benefits under the Pension Plan are not subject to any deduction for Social Security or other offset amounts.

Annual benefits in excess of certain limits imposed by the Employee Retirement Income Security Act of 1974 or the Internal Revenue Code on payments from the Pension Plan will be paid by the Company under its Supplemental Retirement Plan. The Supplemental Retirement Plan is designed to restore those benefits that would otherwise be limited by statutory regulations. Payments are made as a single lump sum amount representing the actuarially equivalent present value of the benefit payable at age 65. Payments made pursuant to the Supplemental Retirement Plan are funded from the general assets of the Company.

A summary of the key provisions of the Pension Plan is provided below:

•	Participation: Participation begins on January 1 or July 1 coincident with or next following completion of one year of service and attainment of age 21.

•	Normal Retirement Benefits: Normal retirement is at age 65 with 5 years of credited service. The Basic Formula is a Base Benefit equal to 1% of Average Monthly Compensation multiplied by years of Benefit Service plus an Excess Benefit equal to 0.65% of Average Monthly Compensation in excess of monthly Social Security Covered Compensation multiplied by years of Benefit Service (to a maximum of 35 years).

•	Early Retirement Benefits: Pension benefits can commence at any age in the form of an annuity with the accrued benefit actuarially reduced for commencement before age 65, or as a single lump sum payment representing the actuarially equivalent present value of the age 65 benefit. Pension benefits accrued prior to July 1, 2007, and payable in annuity form to employees who (a) are at least age 55 with 15 or more years of service, or (b) have at least 30 years of service and whose age plus service total 90 or more, are subject to a partial rather than full actuarial reduction for early commencement.

Compensation is defined as regular earnings during the calendar year, including overtime payments and covered bonuses, but excluding deferred and contingent compensation. For named executive officers, compensation includes salary and annual incentive awards paid under the CICP. Social Security Covered Compensation is the 35-year average of Social Security taxable wage bases in effect up to and including the year in which an individual attains Social Security Normal Retirement Age calculated in accordance with Revenue Ruling 89-70.

For unmarried participants, the normal form of payment is a life annuity. For married participants, the normal form of payment is a 50% joint and survivor annuity. Optional forms of payment include a single lump sum of the accrued pension’s actuarially equivalent present value, or a joint and survivor co-pensioner annuity. All forms of payment have the same actuarially equivalent value as the life annuity.

The present value of accumulated pension benefits for each named executive officer is shown in column (d) of the Pension Benefits Table.

Narrative Discussion Regarding Potential Payments Upon Termination or Change of Control

Except for the Agreements of Employment Following a Change of Control (“COC Agreements”) described in the Compensation Discussion and Analysis, the Company has not entered into employment agreements with any of the named executive officers. They participate in the same plans and are subject to the same treatment as all other salaried employees in the event of termination due to voluntary resignation, discharge for cause, involuntary separation, death and disability, and retirement. This discussion therefore focuses solely on termination in the event of a change of control of the Company. The key provisions of the COC Agreements are described below, followed by a table that shows the amounts that the Company would pay or the benefits it would provide to each named executive officer in a change of control situation.

Key Provisions of COC Agreements:  Each named executive officer has entered into a COC Agreement that provides certain benefits should employment be terminated or constructively terminated following a change of control (“COC”). Key terms under the agreements applicable in 2009 include the following:

Executive Benefit	Description

Agreement Term and Amendment	•	Agreement effective for two-year rolling term and renews automatically each year unless Company provides 60-day notice
	•	Employment period is two years
	•	Unless a COC occurs, the Agreement has no effect and employment is at will
Payment Triggers	•	Involuntary termination without “cause” or voluntary termination for “good reason” within two years following a COC
	•	Failure of a successor to assume the Agreement
	•	Termination prior to but in contemplation of a COC
	•	Payments are not triggered in the event of death, disability, cause or voluntary termination for other than good reason
Severance Benefits	•	Three times base salary and target annual bonus (paid in lump sum)
	•	Three years of additional age and service credit for retirement purposes
	•	Three years of additional coverage in health and welfare plans (such coverage becomes secondary if re-employed); thereafter, coverage continues at executive’s cost until eligible for Medicare
	•	Outplacement at a maximum cost of 10% of salary
	•	Pro rata portion of target bonus for the year in which the COC occurs for the actual period served during the year of the COC prior to termination and payment of previously deferred compensation plus interest (“Accrued Obligations”)
Excise Tax Gross Up	•	Provided unless value of severance benefits is within 110% of the level that would not trigger excise taxes; if so, the amount of severance benefits otherwise payable is reduced so that excise taxes are not imposed

Executive Benefit	Description

Enforcement and Legal Fees	•	Payable by Company unless Court determines that such payment was unjust
Definition of Key Terms	•
COC:
1. the acquisition of 20% or more of our outstanding shares or voting securities

2. a turnover in a majority of our board members

3. consummation of a reorganization, merger, consolidation, sale or disposition of substantially all assets unless shareholders immediately prior to the merger beneficially own more than 65% of outstanding shares or voting power of the resulting entity

4. consummation of a reorganization, merger, consolidation, sale or disposition of substantially all assets of any subsidiary or 10-K business segment that is the primary employer of the executive

5. shareholder approval of our liquidation or dissolution

	•	Cause: the willful illegal conduct, gross misconduct or continued failure of the executive to perform his or her duties after receipt of written notice and explanation of performance shortfalls
•
Good Reason:

1. a material diminution of the executive’s authority or duties

2. a material diminution in base compensation

3. a material diminution in the budget over which authority is retained

4.  a material change in geographic location at which services must be performed

Amounts Payable Under the COC Agreements:  The table below reflects certain assumptions made in accordance with the SEC’s rules, namely that (a) the COC and termination of employment occurred on December 31, 2009, and (b) the value of a share of the Company’s common stock on that day was $28.75. It includes the lump sum payments associated with the benefits described above, as well as the value of all equity awards for which vesting is accelerated as provided under the EICP. The table excludes the following payments and benefits that are not enhanced by the termination of employment following a COC:

•	accrued vacation pay, health plan continuation and other similar amounts payable when employment terminates under programs applicable to the Company’s salaried employees generally;

•	stock options or SARs that have vested and are exercisable as shown in Column (b) of the Outstanding Equity Awards at Fiscal Year-End Table;

•	performance shares that have vested as shown in Column (e) of the Option Exercises and Stock Vested Table; and

•	the present value of pension benefits calculated in accordance with the assumptions applicable to all participants in the Pension Plan.

					Accelerated Vesting of
		Bonus			Equity Awards(3)
		(Accrued	SRP			Restricted	Performance
		Obligations)	Payment	Gross-up	Options/SARs	Stock	Shares		Total
Name	Severance($)	($)(1)	($)(2)	Payment($)	($)	($)	($)	Outplacement($)	Value($)

Brian A. Kenney	5,250,000	875,000	1,625,946	3,606,525	807,358	0	1,789,400	87,500	14,041,729
Robert C. Lyons	1,752,000	219,000	352,866	1,042,529	192,258	122,475	390,713	36,500	4,108,341
James F. Earl	2,677,500	367,500	1,092,910	2,078,079	290,605	0	573,563	52,500	7,132,657
Deborah A. Golden	1,570,500	174,500	318,407	868,976	124,545	122,475	252,713	34,900	3,467,016
Clifford J. Porzenheim(4)	1,290,366	150,000	230,482	0	114,713	0	242,076	30,000	2,057,637

(1)	Represents the executive’s current target bonus amount.

(2)	Represents the present value of the incremental portion of non-qualified pension benefits calculated using the discount rate specified in the COC Agreements versus the pension plan, and the present value of pension benefits attributable to three additional years of age and service credit.

(3)	Under the 2004 Equity Incentive Compensation Plan, a termination following a change of control results in the accelerated vesting of all unvested stock option/SAR, restricted stock and performance share grants. Performance against goals is assumed to be at target with respect to performance shares.

(4)	Mr. Porzenheim’s severance payment would be reduced by $59,634 in accordance with his COC Agreement since the aggregate value of his COC benefits is within 110% of the level that would not trigger excise taxes.

DIRECTOR COMPENSATION

					Change in
					Pension Value
	Fees				and
	Earned			Non-Equity	Nonqualified
	or Paid	Stock	Option	Incentive Plan	Deferred	All Other
	in Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)(1)	($)(2)(3)	($)(4)	($)	Earnings	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Anne L. Arvia(5)	66,972	68,958	0	0	0	0	135,930
James M. Denny(6)	27,753	23,525	0	0	0	0	51,278
Richard Fairbanks	80,500	75,000	0	0	0	0	155,500
Deborah M. Fretz	82,341	75,000	0	0	0	0	157,341
Ernst A. Häberli	82,363	75,000	0	0	0	0	157,363
Mark G. McGrath	78,500	75,000	0	0	0	0	153,500
Michael E. Murphy(6)	32,321	23,525	0	0	0	0	55,846
James B. Ream	80,000	75,000	0	0	0	0	155,000
David S. Sutherland	78,500	75,000	0	0	0	0	153,500
Casey J. Sylla	93,090	75,000	0	0	0	0	168,090

(1)	Under the Directors’ Deferred Fee Plan, the following directors deferred a portion of their meeting fees and/or cash retainer into phantom stock units during 2009: Mr. Denny ($5,250), Mr. Fairbanks ($80,500), Ms. Fretz ($82,341), Mr. McGrath ($78,500), Mr. Ream ($10,000) and Mr. Sutherland ($78,500).

(2)	Each of Messrs. Fairbanks, Häberli, McGrath, Ream, Sutherland and Sylla and Ms. Fretz received stock grants with grant date fair values of $18,750 on January 31, April 30, July 31 and October 31. Ms. Arvia received stock grants with a grant date fair value of $208 on January 31 and $18,750 on April 30, July 31 and October 31. Messrs. Denny and Murphy received stock grants with grant date fair values of $18,750 on January 31 and $17,275 on April 30. These awards were fully vested upon grant, and the amounts shown represent the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2009, in accordance with FAS 123(R).

(3)	The aggregate number of GATX phantom stock units held on December 31, 2009, was: Ms. Arvia (2,099), Mr. Denny (5,489), Mr. Fairbanks (40,865), Ms. Fretz (29,313), Mr. Häberli (5,822), Mr. McGrath (18,393), Mr. Murphy (3,285), Mr. Ream (4,093), Mr. Sutherland (10,766) and Mr. Sylla (14,109).

(4)	The aggregate number of stock options held on December 31, 2009, was: Mr. Denny (4,000), Mr. Fairbanks (4,000) Ms. Fretz (4,000) and Mr. Murphy (4,000). Stock options were last granted to directors in 2002.

(5)	Ms. Arvia was appointed to the Board effective January 30, 2009.

(6)	Messrs. Denny and Murphy retired from the Board effective April 24, 2009.

Narrative Discussion Related to Director Compensation Table

During 2009, the Company’s director compensation program consisted of the following elements and amounts shown in the table below.

2009 Director Compensation

January 1 —
Compensation Element	December 31 ($)

Retainer (Annualized Amounts)
- Cash	50,000
- Phantom Stock	75,000
- Lead Director	30,000
- Audit Committee Chair	10,000
- Compensation and Governance Committee Chairs	5,000
Per Meeting Fees
- Board	1,500
- Audit Committee Chair	1,500
- Compensation and Governance Committee Chairs	1,500
- Committee Members (all committees)	1,500

Compensation reported in the Director Compensation Table reflects retainers and fees earned in 2009 based on actual meeting attendance. Each director’s phantom stock account is credited with additional units representing dividends declared on the Company’s common stock based on the date such dividend is paid. At the expiration of each director’s service on the Board, settlement of phantom stock units is made as soon as reasonably practical in shares of common stock equal in number to the number of units of phantom stock then credited to his or her account. Any fractional units are paid in cash.

The Company offers a Deferred Fee Plan in which non-employee directors may defer receipt of the cash portion of their annual retainer, meeting fees or both in the form of either cash or phantom stock units. If the deferral is in cash, the deferred amount accrues interest at a rate equal to the 20-year U.S. government bond rate. If the deferral is in units of phantom stock, the units are credited to an account for each participating director along with dividends and are settled, following expiration of the director’s service on the Board, in accordance with his or her election/distribution form on file. Six directors participated in the Deferred Fee Plan in 2009.

The stock ownership target for non-employee directors is $250,000. New directors have five years following election to the Board to achieve this ownership target.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K.

Deborah M. Fretz (Chair)
Mark G. McGrath
James B. Ream
David S. Sutherland

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of Ernst & Young LLP (“Ernst & Young”) to audit the Company’s 2010 financial statements. Ernst & Young also served in this capacity in 2009. Although SEC rules and NYSE corporate governance listing standards require that the Audit Committee be directly responsible for selecting and retaining the independent registered public accounting firm, the Company is providing shareholders with the opportunity to express their views on this issue. Although this vote cannot be binding, if the shareholders do not approve the appointment, the Audit Committee will take the vote into account in making future appointments.

The Board of Directors recommends a vote FOR this proposal.

Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions by shareholders.

Audit Fees

The aggregate fees for professional services rendered by Ernst & Young in connection with (i) the audit of the annual financial statements set forth in the Company’s Annual Report on Form 10-K, (ii) the review of the interim financial statements in the Company’s Quarterly Reports on Form 10-Q, (iii) comfort letters, consents and other services related to SEC filings and (iv) related audit services provided to other subsidiaries of the Company were approximately $2,556,350 for 2008 and $2,587,350 for 2009. Audit fees also include the audit of the effectiveness of the Company’s internal control over financial reporting as required by SEC rules adopted under Section 404 of the Sarbanes-Oxley Act of 2002.

Audit Related Fees

The aggregate fees for assurance and related services that were related to the performance of the audit or review of the Company’s financial statements were $129,000 for 2008 and $122,000 for 2009. The services performed for these fees related to employee benefit plan audits.

Tax Fees

The aggregate fees billed for professional services rendered for federal and international tax compliance, advice, and planning were $50,617 for 2008 and $74,482 for 2009.

All Other Fees

Other professional services rendered by Ernst & Young were $10,570 for 2008 and $1,950 for 2009, primarily related to access and use of Ernst & Young’s online accounting research tool.

Pre-Approval Policy

It is the policy of the Audit Committee to pre-approve all audit and non-audit services provided to the Company by the independent registered public accounting firm prior to the engagement of the firm for such services. The Audit Committee reviews the annual audit plan submitted by the independent registered public accounting firm and annually considers all audit services for pre-approval. Each quarter, the Company and the independent registered public accounting firm jointly provide the Audit Committee a description of the audit-related, tax and other non-audit services which have been provided in the then current fiscal quarter pursuant to the authority previously granted. An estimate of such services expected to be provided in the immediately following quarter is presented for pre-approval, together with a joint statement as to whether, in the view of the Company and the independent registered public accounting firm, the request is consistent with the SEC’s rules on auditor independence. Any proposed changes to the estimate of services reviewed as part of the annual audit plan are discussed with the Audit Committee at that time. The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

AUDIT COMMITTEE REPORT

The responsibilities of the Audit Committee of the Board of Directors are set forth in its Charter (the “Audit Committee Charter”). Such responsibilities include providing oversight of the Company’s financial accounting and reporting process through periodic meetings with the Company’s management, independent registered public accounting firm and internal auditors to review accounting, auditing, internal controls and financial reporting matters as set forth in the Audit Committee Charter. A current copy of the Audit Committee Charter is available under Corporate Governance in the Investor Relations section on the Company’s website at www.gatx.com.

The Audit Committee has the ultimate authority to select the Company’s independent registered public accounting firm, evaluate its performance, approve all audit and non-audit work and approve all fees associated therewith. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal control. In the discharge of its functions, the Audit Committee relies on the Company’s management, including senior financial management, the Company’s internal audit staff and the Company’s independent registered public accounting firm.

It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and prepared in accordance with generally accepted accounting principles; that work is the responsibility of the Company’s management and its independent registered public accounting firm. In making its recommendation to the Board of Directors noted below, the Audit Committee has relied on management to prepare the financial statements with integrity and objectivity and in conformance with generally accepted accounting principles and the report of the Company’s independent registered public accounting firm with respect to such financial statements.

The Audit Committee consists of the following members of the Company’s Board of Directors: Ernst A. Häberli (Chair), Anne L. Arvia, James B. Ream and David S. Sutherland, each of whom is an “independent director” under the NYSE Listing Standards applicable to Audit Committee members. The Board of Directors has determined that each member of the Audit Committee is financially literate and has accounting and related financial management expertise. In addition, the Board of Directors has determined that Messrs. Häberli and Ream and Ms. Arvia meet the Securities and Exchange Commission’s criteria of an audit committee financial expert.

The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

The Audit Committee has discussed with Ernst & Young, the Company’s independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards

No. 61, Communication with Audit Committees, as amended, including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee has received the written disclosures and letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Ernst & Young its independence.

Based on the review and discussions noted above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in GATX’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.

Ernst A. Häberli (Chair)
Anne L. Arvia
James B. Ream
David S. Sutherland

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information regarding the security ownership of each class of equity securities of the Company owned by each of the directors and named executive officers and by directors and executive officers as a group:

Shares of Common Stock
Beneficially Owned As
Of February 26,
Name Of Beneficial Owner	2010 (1)(2)

Anne L. Arvia	2,843
James F. Earl	132,637
Richard Fairbanks	48,449
Deborah M. Fretz	35,547
Deborah A. Golden	29,529
Ernst A. Häberli	6,602
Brian A. Kenney	333,790
Robert C. Lyons	75,603
Mark G. McGrath	20,124
Clifford J. Porzenheim	88,894
James B. Ream	9,953
David S. Sutherland	22,366
Casey J. Sylla	14,968
All Directors and Executive Officers as a group	973,921

(1)	Includes (i) units of phantom common stock credited to the accounts of individuals and payable in shares of common stock following retirement from the Board as follows: Ms. Arvia (2,843); Mr. Fairbanks (42,449); Ms. Fretz (30,844); Mr. Häberli (6,602); Mr. McGrath (20,124); Mr. Ream (4,953); Mr. Sutherland (12,366); Mr. Sylla (14,968) and directors as a group (135,150); (ii) shares which may be obtained by exercise of previously granted options or SARs within 60 days of February 26, 2010, by Mr. Earl (96,966); Mr. Fairbanks (4,000); Ms. Fretz (4,000); Ms. Golden (20,500); Mr. Kenney (284,889); Mr. Lyons (57,032); Mr. Porzenheim (57,097) and directors and executive officers as a group (633,975); and (iii) shares of restricted common stock held by Mr. Lyons (4,260); Ms. Golden (4,260); and all directors and executive officers as a group (9,486).

(2)	Each person has sole investment and voting power (or shares such powers with his or her spouse), except with respect to units of phantom common stock, restricted common stock and option grants. None of the directors and named executive officers owned 1% of the Company’s outstanding shares of common stock. Directors and executive officers as a group beneficially owned approximately 2.1% of the Company’s outstanding shares of common stock. No director or executive officer owns any shares of Preferred Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC and the NYSE reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms filed. Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during the 2009 fiscal year, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were satisfied.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The entities listed below are the only persons known to the Company to beneficially own more than 5% of the Company’s common stock. To the Company’s knowledge, except as indicated in the footnotes to this table, the entities named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. Percentage of beneficial ownership is based on 46,276,318 shares outstanding as of February 26, 2010.

		Percent of
	Shares	Common
Name And Address of Beneficial Owner	Beneficially Owned	Stock

State Farm Mutual Automobile Insurance Company(1)	6,194,900	13.39
One State Farm Plaza Bloomington, Illinois 61710
GAMCO Investors, Inc.(2)	4,559,641	9.85
One Corporate Center Rye, New York 10580
Artisan Partners Holdings LP(3)	3,432,600	7.42
875 East Wisconsin Avenue, Suite 800, Milwaukee, Wisconsin 53202
Lord, Abbett & Co. LLC(4)	2,836,615	6.13
90 Hudson Street Jersey City, New Jersey 07302
BlackRock, Inc.(5)	3,179,594	6.87
40 East 52nd Street, New York, New York 10022
Dimensional Fund Advisors LP(6)	2,913,972	6.30
Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746
Columbia Wanger Asset Management(7)	2,452,020	5.30
227 West Monroe Street, Suite 3000, Chicago, Illinois 60606

(1)	Based on a Schedule 13G amendment filed with the SEC on February 2, 2010. Consists of (i) 3,336,000 shares held by State Farm Mutual Automobile Insurance Company, (ii) 882,800 shares held by State Farm Fire and Casualty Company, (iii) 190,700 shares held by State Farm Investment Management Corp., (iv) 1,608,000 shares held by State Farm Insurance Companies Employee Retirement Trust and (iv) 177,400 shares held by State Farm Insurance Companies Savings and Thrift Plan for U.S. Employees. Each of the foregoing entities expressly disclaims beneficial ownership as to all shares as to which such person has no right to receive the proceeds of sale of the security and disclaims that it is part of a “group” under the regulations of the SEC with regard to the beneficial ownership of these shares of common stock.

(2)	Based on a Schedule 13F filed with the SEC on February 11, 2010. Consists of (i) 3,268,141 shares held by GAMCO Asset Management Inc. and (ii) 1,291,500 held by Gabelli Funds, LLC. Includes 21,000 shares of common stock issuable upon conversion of 4,200 shares of GATX Corporation $2.50 Cumulative Convertible Preferred Stock. GAMCO Investors, Inc. (“GAMCO”) and certain of its affiliated entities have sole voting and dispositive power with respect to the reported shares, except that they have shared voting power with respect to 2,800 of the reported shares and no voting power with respect to 222,732 of the reported shares. GAMCO and certain of its affiliated entities may be deemed to constitute a “group” under the regulations of the SEC with regard to beneficial ownership of these shares of common stock, however, GAMCO and each of these affiliated entities disclaim that they are part of a group.

(3)	Based on a Schedule 13G filed with the SEC on February 11, 2010. The shares reported herein have been acquired on behalf of discretionary clients of Artisan Partners Holdings LP (“Artisan Holdings”) and Artisan Partners Limited Partnership (“Artisan Partners”). Persons other than Artisan Holdings and Artisan Partners are entitled to receive all dividends from, and proceeds from the sale of, those shares. None of those persons, to the knowledge of Artisan Partners, Artisan Investment Corporation (“Artisan Corp”), ZFIC, Inc. (“ZFIC”), Andrew A. Ziegler or Carlene M. Ziegler, has an economic interest in more than 5% of the class. Artisan Holdings and Artisan Partners are investment advisers registered under Section 203 of the Investment Advisers Act of 1940; Artisan Holdings is the sole limited partner of Artisan Partners; Artisan Investments GP LLC is the general partner of Artisan Holdings; ZFIC is the sole stockholder of Artisan Corp.; and Mr. Ziegler and Ms. Ziegler are the principal stockholders of ZFIC.

(4)	Based on a Schedule 13G amendment filed with the SEC on February 12, 2010. The securities reported as being beneficially owned by Lord, Abbett & Co. LLC are held on behalf of investment advisory clients, which may include investment companies registered under the Investment Company Act of 1940, as amended, employee benefit plans, pension funds or other institutional clients.

(5)	Based on a Schedule 13G filed with the SEC on January 29, 2010. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, these shares. No one person’s interest in these shares is greater than 5% of the total number of outstanding shares of GATX stock.

(6)	Based on a Schedule 13G filed with the SEC on February 8, 2010. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other commingled group trusts and separate accounts (such as investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment adviser, sub-adviser and/or manager, neither Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) possess voting and/or investment power over the securities of the Company that are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(7)	Based on a Schedule 13G filed with the SEC on February 1, 2010. Columbia Wanger Asset Management, L.P. is a registered investment adviser under Section 203 of the Investment Advisers Act of 1940, as amended.

SHAREHOLDER PROPOSALS OR NOMINATIONS FOR 2011 ANNUAL MEETING

Any shareholder proposal intended for inclusion in the Company’s proxy material in connection with the Company’s 2011 Annual Meeting must be received by the Company no later than November 12, 2010, and otherwise comply with the requirements of SEC Rule 14a-8 under the Exchange Act. Any shareholder who intends to nominate any person for election as a director or present a proposal at the Company’s 2011 Annual Meeting without inclusion in the Company’s proxy material must send to the Company a notice of such nomination or proposal so that it is received no earlier than December 24, 2010, and no later than January 23, 2011. The notice must contain, and be accompanied by, certain information as specified in the Company’s By-Laws. The Company recommends that any shareholder wishing to nominate a director at, or bring any other item before, an annual meeting of shareholders review a copy of the Company’s By-Laws, which are available under Corporate Governance in the Investor Relations section of the Company’s website at www.gatx.com.

OTHER INFORMATION

The Board of Directors does not know of any matters to be presented at the meeting other than those mentioned above. If any other matters do come before the meeting, the holders of the proxy will exercise their discretion in voting thereon.

By order of the Board of Directors

Senior Vice President, General Counsel and Secretary

EXHIBIT A

GATX CORPORATION

DIRECTOR INDEPENDENCE STANDARD

A director of the Company will not be considered “independent” if:

•	The director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive of the Company.

•	The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent on continued service).

•	(A) The director is a current partner or employee of a firm that is the Company’s internal or external auditor; (B) the director has an immediate family member who is a current partner of such firm; (C) the director has an immediate family member who is a current employee of such firm and who works on the Company’s audit; or (D) the director or an immediate family member was within the last three years a partner or employee of such firm and personally worked on the Company’s audit within that time.

•	The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

•	The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

•	The director is a partner of a firm providing tax, accounting, legal or other consulting services to the Company which received payment from the Company for such services, in any of the last three fiscal years, in excess of $250,000.

•	The director is an executive officer or employee, or an immediate family member is an executive officer, of another company that does business with the Company and the sales by that company to the Company or purchases by that company from the Company, in any single fiscal year during the evaluation period, are more than the greater of one percent of the annual revenues of that company or $1 million.

•	The director is an executive officer or employee, or an immediate family member is an executive officer, of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other at the end of the last completed fiscal year is more than one percent of the other company’s total consolidated assets.

•	The director serves as an officer, director or trustee of a charitable organization, and the Company’s discretionary charitable contributions to the organization exceeded one percent of that organization’s total annual charitable receipts during its last completed fiscal year.

In addition, the Board will review all relevant facts and circumstances as to any other relationship which may exist between the Company and any director.

A-1

Directions to the
2010 Annual Meeting of Shareholders
The Northern Trust Company, 50 S. LaSalle Street, Chicago, Illinois

The Annual Meeting will be held in the Assembly Room, Sixth Floor, of the Northern Trust Company which is located at 50 S. LaSalle Street, Chicago, Illinois.

From O’Hare Airport

(total distance approx. 17 miles)

Exit airport and follow signs to I-90 EAST toward Chicago. After approximately 16 miles, take Exit 51E for Monroe Street. Turn left onto Monroe Street. Continue EAST for approximately 0.7 miles.

From Midway Airport

(total distance approx. 11 miles)

Exit airport on toward South Cicero Avenue/IL-50. Turn right onto South Cicero/IL-50. After approximately 2.2 miles, take I-55 NORTH toward Chicago.

After approximately 4.5 miles, take I-90 WEST/Dan Ryan Expressway/I-94 WEST (Exit 292A). Continue on I-90/I-94 WEST toward Wisconsin. Take Exit 51E for Monroe Street. Turn right onto Monroe Street. Continue EAST for approximately 0.7 miles.

The Northern Trust Company is located on the left-hand side of Monroe Street. Parking is available across the street on the right.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date. INTERNET http://www.proxyvoting.com/gmt GATX CORPORATION Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. OR TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. FOLD AND DETACH HERE THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2. Please mark your votes as indicated in this example X FOR WITHHOLD *EXCEPTIONS 1. ELECTION OF DIRECTORS ALL FOR ALL FOR AGAINST ABSTAIN Nominees: 01 Anne L. Arvia 2. TO RATIFY THE APPOINTMENT In their discretion, the Proxies are authorized to vote upon 02 Richard Fairbanks OF ERNST & YOUNG LLP AS other matters as may properly come before the meeting. 03 Deborah M. Fretz THE INDEPENDENT 04 Ernst A. Häberli REGISTERED PUBLIC ACCOUNTING FIRM FOR GATX RECEIPT IS HEREBY ACKNOWLEDGED OF THE GATX 05 Brian A. Kenney 06 Mark G. McGrath CORPORATION FOR 2010 CORPORATION NOTICE OF ANNUAL MEETING OF 07 James B. Ream SHAREHOLDERS AND PROXY STATEMENT 08 David S. Sutherland 09 Casey J. Sylla (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) *Exceptions ___Mark Here for Address Change or Comments SEE REVERSE Signature Signature Date NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

You can now access your GATX Corporation account online. Access your GATX Corporation account online via Investor ServiceDirect® (ISD). BNY Mellon Shareowner Services, the transfer agent for GATX Corporation, now makes it easy and convenient to get current information on your shareholder account. • View account status • View payment history for dividends • View certificate history • Make address changes • View book-entry information • Obtain a duplicate 1099 tax form Visit us on the web at http://www.bnymellon.com/shareowner/isd For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time Investor ServiceDirect® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-866-767-6259 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2009 Annual Report to Shareholders are available at: http://bnymellon.mobular.net/bnymellon/gmt FOLD AND DETACH HERE GATX CORPORATION PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS APRIL 23, 2010 THIS PROXY IS SOLICITED ON BEHALF OF GATX CORPORATION’S BOARD OF DIRECTORS The undersigned hereby constitutes and appoints Brian A. Kenney, Deborah A. Golden and Robert C. Lyons, and each of them, the undersigned’s true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of GATX CORPORATION to be held at The Northern Trust Company, 50 South LaSalle Street, Sixth Floor Assembly Room, Chicago, Illinois 60675 on Friday, April 23, 2010, at 9:00 a.m., and at any adjournment thereof, on all matters coming before said meeting. PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 (Continued and to be marked, dated and signed, on the other side)

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting is available through 11:59 PM Eastern Time on April 19, 2010. INTERNET http://www.proxyvoting.com/gmt GATX CORPORATION Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. OR TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. FOLD AND DETACH HERE THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2. Please mark your votes as indicated in this example X FOR WITHHOLD *EXCEPTIONS 1. ELECTION OF DIRECTORS ALL FOR ALL FOR AGAINST ABSTAIN Nominees: 01 Anne L. Arvia 2. TO RATIFY THE APPOINTMENT In their discretion, the Proxies are authorized to vote upon 02 Richard Fairbanks OF ERNST & YOUNG LLP AS other matters as may properly come before the meeting. 03 Deborah M. Fretz THE INDEPENDENT 04 Ernst A. Häberli REGISTERED PUBLIC ACCOUNTING FIRM FOR GATX RECEIPT IS HEREBY ACKNOWLEDGED OF THE GATX 05 Brian A. Kenney 06 Mark G. McGrath CORPORATION FOR 2010 CORPORATION NOTICE OF ANNUAL MEETING OF 07 James B. Ream SHAREHOLDERS AND PROXY STATEMENT 08 David S. Sutherland 09 Casey J. Sylla (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) *Exceptions ___Mark Here for Address Change or Comments SEE REVERSE Signature Signature Date NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2009 Annual Report to Shareholders are available at: http://bnymellon.mobular.net/bnymellon/gmt FOLD AND DETACH HERE GATX CORPORATION PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS APRIL 23, 2010 THIS PROXY IS SOLICITED ON BEHALF OF GATX CORPORATION’S BOARD OF DIRECTORS The undersigned hereby constitutes and appoints Brian A. Kenney, Deborah A. Golden and Robert C. Lyons, and each of them, the undersigned’s true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of GATX CORPORATION to be held at The Northern Trust Company, 50 South LaSalle Street, Sixth Floor Assembly Room, Chicago, Illinois 60675 on Friday, April 23, 2010, at 9:00 a.m., and at any adjournment thereof, on all matters coming before said meeting. PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 (Continued and to be marked, dated and signed, on the other side)

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting is available through 11:59 PM Eastern Time on April 19, 2010. INTERNET http://www.proxyvoting.com/gmt GATX CORPORATION Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. OR TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. FOLD AND DETACH HERE THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2. Please mark your votes as indicated in this example X FOR WITHHOLD *EXCEPTIONS 1. ELECTION OF DIRECTORS ALL FOR ALL FOR AGAINST ABSTAIN Nominees: 01 Anne L. Arvia 2. TO RATIFY THE APPOINTMENT In their discretion, the Proxies are authorized to vote upon 02 Richard Fairbanks OF ERNST & YOUNG LLP AS other matters as may properly come before the meeting. 03 Deborah M. Fretz THE INDEPENDENT 04 Ernst A. Häberli REGISTERED PUBLIC ACCOUNTING FIRM FOR GATX RECEIPT IS HEREBY ACKNOWLEDGED OF THE GATX 05 Brian A. Kenney 06 Mark G. McGrath CORPORATION FOR 2010 CORPORATION NOTICE OF ANNUAL MEETING OF 07 James B. Ream SHAREHOLDERS AND PROXY STATEMENT 08 David S. Sutherland 09 Casey J. Sylla (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) *Exceptions ___Mark Here for Address Change or Comments SEE REVERSE Signature Signature Date NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2009 Annual Report to Shareholders are available at: http://bnymellon.mobular.net/bnymellon/gmt FOLD AND DETACH HERE GATX CORPORATION PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS APRIL 23, 2010 THIS PROXY IS SOLICITED ON BEHALF OF GATX CORPORATION’S BOARD OF DIRECTORS The undersigned hereby constitutes and appoints Brian A. Kenney, Deborah A. Golden and Robert C. Lyons, and each of them, the undersigned’s true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of GATX CORPORATION to be held at The Northern Trust Company, 50 South LaSalle Street, Sixth Floor Assembly Room, Chicago, Illinois 60675 on Friday, April 23, 2010, at 9:00 a.m., and at any adjournment thereof, on all matters coming before said meeting. PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 (Continued and to be marked, dated and signed, on the other side)